UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  December 27, 2016

CAT9 Group Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55367	47-2948011
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

Yudong Miaoshitai #46-9, Banan District, Chongqing, China

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

86 023 6293 2061

(ISSUER TELEPHONE NUMBER)

Chongqing BanNan District, YuDong YingDan Plaza 63 3, Chongqing, China

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 FORWARD LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire Registration Statement carefully, especially the risks discussed under “Risk Factors.” Although management believes that the assumptions underlying the forward looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

Factors that might cause or contribute to such differences include, but are not limited to, those discussed in “Risk Factors” contained in this report. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Except as required by law, we expressly disclaim any obligation to update publicly any forward-looking statements for any reason after the date of this report, to conform these statements to actual results, or to changes in our expectations. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this report.

CAT9 Group Inc.

SECTION 1

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

See Item 2.01, below, regarding the discussion of the Share Exchange Agreement dated December 27, 2016 (the "Share Exchange Agreement"), which was entered by and among CAT9 Group Inc., a Delaware corporation ("CAT9"); CAT9 Holdings Ltd., an exempted company organized and incorporated with limited liability under the laws of the Cayman Islands ("CAT9 Cayman"); CAT9 Investment China Limited, a company organized under the laws of Hong Kong, ("CAT9 HK"); and its wholly-owned subsidiary, Chongqing Field Industrial Company Ltd, a company organized under the laws of the People's Republic of China. A copy of the Share Exchange Agreement is filed as Exhibit 2.1, and a copy of the Subsidiaries is filed as Exhibit 21.1 to this Current Report on Form 8-K.

Immediately prior to the Share Exchange, we cancelled and retired 9,000,000 shares of our issued and outstanding common stock, (the “Cancelled Shares”), reducing our issued and outstanding shares to 1,000,000 shares of common stock. A cash amount of $1 was paid to Wenfa “Simon” Sun and Meihong “Sanya” Qian, our majority shareholders and owners of the Cancelled Shares, as consideration for cancelling the Cancelled Shares in connection with the Share Exchange. We issued a total of 19,000,000 shares of common stock pursuant to the Share Exchange and as a result of the cancellation of the Cancelled Shares and the Share Exchange; we had 20,000,000 shares of common stock issued and outstanding following the Share Exchange.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

OVERVIEW

As used in this report, unless otherwise indicated, the terms "we", "Company" and "CAT9" refer to CAT9 Group Inc. , a Delaware corporation, formerly known as ANDES 4 Inc. ("ANDES 4"), its wholly-owned subsidiary, CAT9 Holdings Ltd, a company organized under the laws of the Cayman Islands, ("CAT9 Cayman"); CAT9 Cayman's wholly-owned subsidiary, CAT9 Investment China Limited, a company organized under the laws of Hong Kong ("CAT9 HK"); and its wholly-owned subsidiary, Chongqing Field Industrial Company Ltd, a company organized under the laws of the People's Republic of China.

"China" or "PRC" refers to the People's Republic of China. "RMB" or "Renminbi" refers to the legal currency of China and "$" or "U.S. Dollars" refers to the legal currency of the United States.

HISTORY

CAT9 Group Inc. (Formerly, ANDES 4 Inc., or the “Company”, or "Issuer", or “CAT9”) was incorporated in the State of Delaware on January 26, 2015 and was originally organized as a "blank check" shell company to investigate and acquire a target company or business seeking the perceived advantages of being a publicly held corporation.

On July 31, 2015, the sole officer and director of the Company entered into a Share Purchase Agreement (the “SPA”) pursuant to which he entered into an agreement to sell an aggregate of 10,000,000 shares of his shares of the Company’s common stock to Chongqing Field Industrial Company Ltd. (“CQFI”) at an aggregate purchase price of $40,000. These shares represent 100% of the Company’s issued and outstanding common stock. Effective upon the closing date of the Share Purchase Agreement, August 12, 2015, the sole officer and director of the Company executed the agreement and owned no shares of the Company’s stock and CQFI was the majority stockholder of the Company.

On May 2, 2016, the Company entered into Employee Agreements with Wenfa "Simon" Sun, its President, Chief Executive Officer, and Chairman of the Board of Directors, and MeiHong "Sanya" Qian, its Chief Financial Officer and Secretary. Pursuant to the Employment Agreement, the Company issued 6,000,000 shares of restricted common stock to Wenfa "Simon" Sun, and 4,000,000 shares of restricted common stock to MeiHong "Sanya" Qian. Both individuals have served in their respective positions for the Company since August 12, 2015. Prior to May 2, 2016, the Company had 10,000,000 shares issued and outstanding, and as of May 2, 2016, the Company had 20,000,000 shares issued and outstanding.

On May 3, 2016, the sole shareholder of the Company, CQFI consented to redemption of its 10,000,000 shares held in the Issuer. The Company redeemed an aggregate of 10,000,000 from CQFI of the then 10,000,000 shares of outstanding stock at a redemption price of $0.0001 per share for an aggregate redemption price of $1,000. As a result of this action by CQFI, management of the Company now control 100% of the issued and outstanding shares. As of May 4, 2016, the Company had 10,000,000 shares issued and outstanding.

With the redemption and subsequent issuance of the 10,000,000 shares of restricted common stock, the Company effected a change in its control and the new majority shareholders became the current members of management of the Company.

On December 27, 2016, CAT9 closed a share exchange transaction, described below, pursuant to which CAT9 became the 100% parent of CAT9 Cayman, assumed the operations of CAT9 Cayman and its subsidiaries, including CAT9 Investment China, and Chongqing Field Industrial Company Ltd.

CAT9 Cayman is a holding company incorporated in August 20, 2015, under the laws of the Cayman Islands. CAT9 Investment China Limited was incorporated in September 10, 2015, under the laws of Hong Kong. CAT9 Investment China is a window for the group to handle the business operations outside of China.

Chongqing Field Industrial Company Ltd is located in Chongqing, PRC and was incorporated under the laws of the PRC on June26, 2014. Since its inception, Chongqing Field Industrial Company Ltd has operated through strategic alliance and distribution rights agreements in the PRC, the Company is engaged in the marketing and sales of (1) fresh fruits, vegetables meats (including primarily organic and non-organic from both domestically grown and imported (2) Acquisition of land for the planting of Acer Truncatum trees and harvesting of Acer Truncatum seeds to produce edible oil, (3) providing Hi-Tech cooperative farm management services in the PRC and overseas and (4) farm machinery such as tractors, cultivation, seeding, irrigation, fertilization and harvesting equipment.

  CAT9 corporate logo

CQFI logo

 CORPORATE STRUCTURE

CAT9 Group Inc. (Formerly, ANDES 4 Inc., or the “Company”, or "Issuer", or “CAT9”) was incorporated in the State of Delaware on January 26, 2015 and was originally organized as a "blank check" shell company to investigate and acquire a target company or business seeking the perceived advantages of being a publicly held corporation.

On December 27, 2016, CAT9 Group Inc. (i) closed a share exchange transaction, described below, pursuant to which CAT9 Group Inc. became the 100% parent of CAT9 Cayman Limited, CAT9 Investment China Limited, (ii) and assumed the operations of Chongqing Field Industrial Company Ltd.

Our principal executive offices and corporate offices are located at Yudong Miaoshitai #46-9, Banan District, Chongqing, People's Republic of China.

PRINCIPAL TERMS OF THE SHARE EXCHANGE

On December 27, 2016, CAT9 Group Inc., (formerly ANDES 4 Inc.) entered into a Share Exchange Agreement (the "Exchange Agreement") with CAT9 Cayman Limited, a company organized under the law of the Cayman Islands ("CAT9 Cayman"); CAT9 Investment China Limited, a company organized under the laws of Hong Kong ("CAT9 HK"); and its wholly-owned subsidiary, Chongqing Field Industrial Company Ltd, a company organized under the laws of the People's Republic of China. Pursuant to the Exchange Agreement, CAT9 Group Inc. agreed to issue an aggregate of 19,000,000 shares of its common stock to the CAT9Cayman shareholders in exchange for all of the issued and outstanding securities of CAT9 Cayman. The Share Exchange closed on December 27, 2016.

Immediately prior to the Share Exchange, we cancelled and retired 9,000,000 shares of our issued and outstanding common stock, (the “Cancelled Shares”), reducing our issued and outstanding shares to 1,000,000 shares of common stock. A cash amount of $1 was paid to Wenfa “Simon” Sun and Meihong “Sanya” Qian, our majority shareholders and owners of the Cancelled Shares, as consideration for cancelling the Cancelled Shares in connection with the Share Exchange. We issued a total of 19,000,000 shares of common stock pursuant to the Share Exchange and as a result of the cancellation of the Cancelled Shares and the Share Exchange; we had 20,000,000 shares of common stock issued and outstanding following the Share Exchange.

Upon the closing of the Share Exchange, CAT9 Group Inc. issued an aggregate of 19,000,000 shares of its common stock to the CAT9 Cayman shareholders in exchange for all of the issued and outstanding securities of CAT9 Cayman. Prior to the closing of the Share Exchange, stockholders of CAT9 Group Inc. canceled an aggregate of 9,000,000 shares held by them such that there were 1,000,000 shares of common stock outstanding immediately prior to the Share Exchange. Immediately after the closing of the Share Exchange, we had 20,000,000 shares of common stock, no shares of preferred stock, no options, and no warrants issued and outstanding

The transactions contemplated by the Share Exchange Agreement were intended to be a "tax-free" reorganization pursuant to the provisions of Sections 351 and/or 368(a) of the Internal Revenue Code of 1986, as amended. Our shares of common stock are not currently listed or quoted for trading on any national securities exchange or national quotation system.

A copy of the Share Exchange Agreement is filed as Exhibit 2.1, and a copy of the Subsidiaries is filed as Exhibit 21.1 to this Current Report on Form 8-K.

CAT9 GROUP INC. BUSINESS

Overview

Our operating subsidiary, Chongqing Field Industrial Company Ltd., (CQFI) sells food stuffs and machinery through our strategic alliance and distribution rights and agreements in the PRC, CQFI engages high technology platforms such as the WeChat mobile application that connects rural farming communities with industrial purchasers of fresh fruits, vegetables and meats, including primarily organic and non-organic from both domestically grown and imported stock, primarily to restaurants and food related businesses such as restaurants and food suppliers, merchants, stores and supermarkets. Recently the company has entered into the business of growing, harvesting and the production of edible oil with the acquisition of Acer Truncatum Plantations via two agreements which provide a total of 1400 Mu (230 Acres) of land in Yunnan Province, China.These two agreements are filed within this Current Report on Form 8-K as exhibits. .We also engage in marketing and sales of (1) fresh fruits, vegetables meats (including primarily organic and non-organic from both domestically grown and imported (2) Acquisition of land for the planting of Acer Truncatum trees and harvesting of Acer Truncatum seeds to produce edible oil, (3) providing Hi-Tech cooperative farm management services in the PRC and overseas and (4) farm machinery such as tractors, cultivation, seeding, irrigation, fertilization and harvesting equipment.

As of the date of this Current Report on Form 8-K, CQFI employs a staff of 15 people and is located in Chongqing Municipality at Yudong Miaoshitai #46-9, Banan District, Chongqing, The People's Republic of China.

Products and Market

CQFI provides a robust offering from food product suppliers within the municipality of Chongqing, China. Through distribution rights and agreements, CQFI works as the product suppliers’ representative utilizing high technology platforms such as the WeChat mobile application to offer products to end purchasers such as individual consumers, restaurants and food suppliers, merchants, stores and supermarkets.

Food Product Suppliers represented by CQFI

Chongqing BananMaotang Sugar Wine Business	Sugar & Wine

Chongqing Nianrui Food Co., Ltd

ChongQingHongGaoLei Agriculture Co.,Ltd

ChongQingFenGuMeiDi beekeeper Co., Ltd

ShanDong Donkey-hide gelatin Co.Ltd

ChongQingZhenJiu Food Co.,Ltd

Xingguo Red Land Ecological Agriculture Development Co., Ltd

Sausage Meats Dried Bamboo Honey Gelatin Agricultural Products (fruits/vegetables) Acer Truncatum

CQFI also seeks to establish 1,000,000 mu (about 164,737 acres) of organic agricultural industry base, producing more than 200 varieties of organic food, actively encouraging 200,000 farmers working specifically in organic agriculture. The company plans to support 100 agricultural machinery companies, 1000 agricultural cooperatives, 5000 large agricultural farmers, to promote economy through modern planting and harvesting machinery. CQFI will work together with farmers to establish agricultural cooperatives, to help students, laid-off workers and veterans to establish micro-enterprises, in order to development both urban and rural areas so that, suppressed land and rural property can be activated. CQFI expects this initiative to begin developing inQ1 2017.

Competitive Advantages

We believe that our competitive advantages include offering modern farming equipment and technology needed for productive and cost effective farming, utilizing Hi-Tech GPS crop machinery, unmanned aerial vehicle (UAV) drone technology, and cooperative management of growing, harvesting and delivery logistics. Our proximity to regional fruit production centers enables us to purchase fresh fruits directly from farmers, avoid the need to transport fresh fruit over long distances to processing facilities, reducing our transportation expenses and damage to fresh fruit during transportation and helps us maintain high quality of finished products by preserving freshness. In addition using innovative on-line off-line (O2O) marketing and distribution platform such as the WeChat mobile application allows the consumers to order their fresh foods directly to their door providing a much greater market penetration.

Research and Development

We will continue to research and develop new methods for Hi-Tech seeding, irrigation, growth monitoring and harvesting to enhance the yield and productivity for farmers.

Sample of Products being offered via WeChat mobile application

Industry and Principal Markets

Global Farm Management Market

According to Markets and Markets, a market research firm, the global farm management market is poised to grow to over $5.5 billion in total market value by the end of 2020, representing a compound annual growth rate (CAGR) of 12.64%. Global farm management products are highly segmented and are technology driven utilizing global positioning satellite technology (GPS), remote sensing, variable rate technology, hardware automation, yield, soil, water and climate sensing technology.

World Agricultural Equipment Market

We also address the agricultural equipment market by offering heavy machinery and farm equipment to potential customers. This market is expected to grow at a CAGR of 9.6% to reach $302 billion by 2022 according to Statistics MRC. Key drivers to this growth are expected to be world population growth, increase for food production demand, and the need for mechanization of farming techniques.

Principal Markets

We support farmers in the Chongqing region within China by marketing their products to customers through utilizing high technology platforms. Currently, this comprises the majority of our business activity. We expect to grow through expanding our business through additional lines of commerce such as offering heavy machinery and farm equipment to countries in Africa.

Internationally, we have a strong focus in developing business relations in Africa due to favorable population demographics. Africa has consistently been ranked as one of the poorest regions for food security in the world. There are many factors that contribute to this issue such as weather extremes, unstable government, war, hyperinflation, lack of resources and political crisis. Despite these issues, management believes there are tremendous opportunities within the farm and agricultural equipment market in Africa.

CQFI seeks to provide Chinese farm management to areas which we are currently in negotiation with Fe Corporation in West Africa and have entered into a letter of intent, who has made available for our business over 72,000 square kilometers of land for agriculture development and 124,000 square kilometers of water for fishing rights. In addition to the requirement for farm management, Fe Corporation will purchase farm machinery and equipment to implement their project of which CQFI has the ability to provide through its resource partnerships.

In addition, CQFI has recently entered into negotiation with Grupo Bermejo, a company in Argentina for importing various products such as meat, wheat and corn. Due to recent policy changes and trade restrictions being lifted with Argentina, we expect positive results in expanding both the import of food products to China as well as exportation of equipment and machinery to the farmers in Argentina.

The PRC Market Customers

The PRC has 20% of the world’s population, but only has 6% of arable land. This puts an incredible burden on the country and the government to fulfill the growing demands of China. Management believes that this will provide an excellent opportunity for our company to grow and be a major contributing factor in providing a solution to this challenging domestic problem. We are able to reach any customer who has access to the Internet and a mobile device. Our O2O initiative allows us to utilize high technology platforms such as the WeChat mobile application to reach our customers.

Additionally, we believe that the increased health awareness of consumers and the quality of living powered by the PRC’s economic growth will continue to fuel the demand for fresh organic and non-organic food products.

Competition

The markets in which we operate are competitive, rapidly evolving and subject to shifting customer demands and expectations. There are a number of companies that compete directly with our product offerings and some of our competitors have significantly more financial resources than we possess. These competitors however only use the internet and only one is national Yihaodian (yhd.com). The others Nogogo is located in southern China (nogogo.cn - Shenzhen), and Epermarket located in east China (epermarket.com - Shanghai).

We believe our competitive advantages include our unique O2O marketing and logistics platform which will reach more customers than our competitor’s conventional methods, as there are no other companies currently providing this sales and distribution method.

Strategy

Our goal is to become a leading provider in farm food distribution and farm management equipment in China and overseas, particularly in Africa. We intend to achieve this goal by implementing the following strategies:

Maximize our existing resources to increase our profitability

·	Expanding our sales force both within the municipality and nationally through direct recruitment of sales and IT development staff
·	In addition to our O2O sales and distribution platform we also have our own website. (www.cat9group.com)
·	Strengthening relationship with our existing clients by offering sales promotion incentives such as discounts, and vacation travel packages through our affiliate resort and hotel partners.
·	Continually expanding our product offerings on a regular basis.
·	Developing further partnerships with farm machinery and equipment manufacturers.
·	Developing a further client base of food distributors and importers throughout China.

 Initial Engagement in Africa and Argentina

CQFI seeks to provide Chinese farm management to areas which we are currently in negotiation with Fe Corporation in West Africa who has made available for our business over 6 million acres of land for agriculture development. In addition to the requirement for farm management, Fe Corporation will purchase farm machinery and equipment to implement their project of which CQFI has the ability to provide through its resource partnerships. CQFI has signed a letter of intent for this business transaction.

CQFI has recently entered into negotiation with Grupo Bermejo, a company in Argentina for importing various products such as meat, wheat and corn. Due to recent policy changes and trade restrictions being lifted with Argentina, we expect positive results in expanding both the import of food products to China as well as exportation of equipment and machinery to the farmers in Argentina.

Focus on improved efficiencies

We will continue to focus on efforts on improving the overall efficiency of O2O performance through exploring various options on new technologies and alternative platforms to benefit both our farming clients and our customers. We will address issues that arise from our farm management and equipment business, primarily; product safety, environmental protection, occupational health, compliance with requirements of import and export rules and regulations.

Suppliers

CQFI suppliers of food product suppliers are located principally within the municipality of Chongqing, China. Through distribution rights and agreements, CQFI works as the product suppliers’ representative utilizing high technology platforms such as the WeChat mobile application to offer products to end purchasers such as restaurants and food suppliers, merchants, stores and supermarkets.

Marketing, Sales and Distribution

We market our products through three primary methods: direct contact with foreign businesses, attendance at exhibitions we sponsor, sales made through on-line and offline platforms (O2O) such as WeChat, and expect to reach customers through our website. Our marketing and sales teams work closely together to maintain a consistent message to our customers of delivering high quality and farm fresh products.

Our export business is primarily comprised of farm machinery, equipment and farm management.

PRC Government Regulations

Our products are subject to central government regulation as well as provincial government regulation in Chongqing and Sichuan Provinces. Business and product licenses must be obtained through application to the central, provincial and local governments. We have obtained our business licenses to operate domestically under the laws and regulations of the PRC. We obtained business licenses to conduct businesses, including an operating license to sell packaged foods, fruits and vegetables, fruit sugar, fruit pectin, dried fruits and vegetables, dehydrated fruits and vegetables, fruit and vegetable juice drinks, and organic food. Business, company and distributor product registrations are certified on a regular basis and comply with the laws and regulations of the PRC, provincial and local governments and industry agencies.

In accordance with PRC laws and regulations, all our suppliers are required to comply with applicable hygiene and food safety standards in relation to our production processes. Failure to pass these inspections, or the loss of or failure to renew our licenses and permits, could require us to temporarily or permanently suspend some or all of our production activities, which could disrupt our operations and adversely affect our business.

In the PRC, we will have to comply with the laws and regulations relating to the distribution of Internet content in China such as the Application of the Appropriate Internet Content Provider License and our data usage policy has to be in accordance with Regulations of The People’s Republic of China for Safety Protection of Computer Information System.

Employment Laws

We are subject to laws and regulations governing our relationship with our employees, including: wage and hour requirements, working and safety conditions, and social insurance, housing funds and other welfare that may be applicable. These include local labor laws and regulations, which may require substantial resources for compliance.

China's National Labor Law, which became effective on January 1, 1995, and China's National Labor Contract Law, which became effective on January 1, 2008, permits workers in both state and private enterprises in China to bargain collectively. The National Labor Law and the National Labor Contract Law provide for collective contracts to be developed through collaboration between the labor union (or worker representatives in the absence of a union) and management that specify such matters as working conditions, wage scales, and hours of work. The laws also permit workers and employers in all types of enterprises to sign individual contracts, which are to be drawn up in accordance with the collective contract. The National Labor Contract Law has enhanced rights for the nation's workers, including permitting open-ended labor contracts and severance payments. The legislation requires employers to provide written contracts to their workers, restricts the use of temporary labor and makes it harder for employers to lay off employees. It also requires that employees with fixed-term contracts be entitled to an indefinite-term contract after a fixed-term contract is renewed twice or the employee has worked for the employer for a consecutive ten-year period.

Foreign Currency Exchange

The principal regulations governing foreign currency exchange in China are the Foreign Exchange Administration Regulations promulgated by the State Council, as amended on August 5, 2008, or the Foreign Exchange Regulations. Under the Foreign Exchange Regulations, the RMB is freely convertible for current account items, including the distribution of dividends, interest payments, trade and service-related foreign exchange transactions, but not for capital account items, such as direct investments, loans, repatriation of investments and investments in securities outside of China, unless prior approval of the PRC State Administration of Foreign Exchange, or SAFE is obtained and prior registration with the SAFE is made. Foreign-invested enterprises may only buy, sell and/or remit foreign currencies at those banks authorized to conduct foreign exchange business after providing valid commercial documents and, in the case of capital account item transactions, obtaining approval from the SAFE. Capital investments by foreign-invested enterprises outside of China are also subject to limitations, which include approvals by the Ministry of Commerce ("MOFCOM"), the SAFE and the State Reform and Development Commission.

Dividend Distributions

Under applicable PRC regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a foreign-invested enterprise in China is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its general reserves until the accumulative amount of such reserves reach 50% of its registered capital. These reserves are not distributable as cash dividends. The board of directors of a foreign-invested enterprise has the discretion to allocate a portion of its after-tax profits to staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation.

Properties

Our principal executive offices are located at: Yudong Miaoshitai #46-9, Banan District, Chongqing, China

Legal Proceedings

We are not involved in any material legal proceedings outside of the ordinary course of our business.

RISK FACTORS

Any investment in our common stock involves a high degree of risk. Investors should carefully consider the risk described below and all of the information contained in this Current Report on Form 8-K before deciding whether to purchase our common stock. Our business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur. Our shares of common stock are not currently listed or quoted for trading on any national securities exchange or national quotation system. If and when our common stock is traded, the trading price could decline due to any of these risks, and an investor may lose all or part of his or her investment. Some of these factors have affected our financial condition and operating results in the past or are currently affecting us. This Current Report on Form 8-K also contains forward-looking statements that involve risk and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this Current Report on Form 8-K.

RISKS RELATED TO OUR BUSINESS

Our future success depends on our ability to increase revenues from our O2O initiative and new markets such as Africa

We believe that our future success depends on our ability to significantly increase revenue from our O2O (online-offline) platform we utilize from third party providers such as WeChat, a mobile application accessible via mobile phone. We plan to grow by increasing our product output by adding new farm clients, developing new arrangements to expand our farm client's products, and enter new markets in China and internationally. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by growing companies, including:

·	Developing new methods for marketing in a rapidly changing technological world;
·	Entering new markets in a cost effective manner;
·	Expanding on domestic O2O sales and to increase awareness of our client's products as well as our own to capture market share;
·	Responding to competitive pressures;
·	Maintaining and developing relationships with customers and suppliers; and
·	Attracting and retaining qualified management, consultants and employees.

The success of our business is dependent upon our ability to secure food product at competitive prices, additionally the same can be said for our farm equipment business.

Our ability to generate revenue depends in large part upon our ability to secure farm sales agreements with qualified farmers at competitive prices. We also face numerous competitive forces with other firms that compete directly against us for farm sales agreements, additionally; we will face competition from other firms that will seek to implement their own O2O strategy. If our farm clients decide to utilize their own O2O strategy directly we will likely be removed from the sales chain and lose a substantial majority of our current business. Our ability to secure farm management services and equipment depends on securing competitive pricing for farm equipment as well as securing economically sensible agreements in areas which we intend to operate such as Africa and other countries. If we fail to secure any of the aforementioned, our business, financial condition and results of operations will be materially adversely affected.

We depend on a limited number of suppliers for a substantial majority of our food product.

We currently work with seven farm suppliers for various products. We are aggressively seeking out additional farm suppliers which we could engage. However, we are dependent on our seven farm suppliers for products and for the previous two years and the nine months ended September 30, 2016, these seven suppliers accounted for 100% of our total sales. If we are unable to obtain additional suppliers to meet customer demand, or develop alternative supply sources, we may be unable to satisfy customers' orders which would materially and adversely affect our revenues and our relationship with our customers. Furthermore, we are dependent on our suppliers for timely delivery of food supplies to customers. Should our suppliers fail to deliver such food products on time, and if we are unable to source these food supplies from alternative suppliers on a timely basis, our revenue and profitability would be adversely affected.

Changes in Chinese environmental regulations and enforcement policies could subject us to additional liability and adversely affect our ability to continue certain operations.

In regards to our farm management and equipment operations, the Chinese environmental regulations continue to develop and evolve rapidly; therefore, we cannot predict the extent to which our operations may be affected by future enforcement policies as applied to existing laws, by changes to current environmental laws and regulations, or by the enactment of new environmental laws and regulations. There are numerous Chinese provincial and local laws and regulations relating to the protection of the environment and the ultimate impact of complying with such laws and regulations is not always clearly known or determinable because regulations under some of these laws have not yet been promulgated or are undergoing revision. Our business and operating results could be materially and adversely affected if we were required to increase expenditures to comply with any new environmental regulations affecting our operations. We may, in the future, receive citations or notices from governmental authorities that our operations are not in compliance with our permits or certain applicable regulations, including various transportation, environmental or land use laws and regulations. Should we receive such citations or notices, we would generally seek to work with the authorities to resolve the issues raised by such citations or notices. There can be no assurance, however, that we will always be successful in this regard, and the failure to resolve a significant issue could result in adverse consequences to us. As a result, we could incur material liabilities resulting from the costs of complying with environmental laws, environmental permits or any claims concerning noncompliance, or liability from contamination.

We cannot predict what environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted or what environmental conditions may be found to exist at our facilities or at third-party sites for which we are liable. Enactment of stricter laws or regulations, stricter interpretations of existing laws and regulations or the requirement to undertake the investigation or remediation of currently unknown environmental contamination at our own or third-party sites may require us to make additional material expenditures, which would adversely affect our profitability.

We have depended on a small number of farm suppliers to provide for our sales to our O2O customers on the WeChat mobile application. If an incurable event within our relationship occurred, or a reduction in farm yields or natural disasters, or weather conditions in China within the Chongqing region from any of these customers could cause a significant decline in our sales and profitability.

Our sales are generated from representing a small number of farm suppliers. During the previous two years and the nine months ended September 30, 2016, we had seven farm suppliers that we represented that generated 100% of our total revenues, respectively. We believe that we are dependent upon a small number of farm clients that we represent for a significant majority of our sales and the loss or reduction in business from any of these farm clients could cause a significant decline in our sales and profitability.

We do not carry any business interruption or liability insurance. As a result, we may incur uninsured losses, increasing the possibility that you would lose your entire investment in our company.

We could be exposed to liabilities or other claims for which we would have no insurance protection. We do not currently maintain any business interruption insurance or any other comprehensive insurance policy. As a result, we may incur uninsured liabilities and losses as a result of the conduct of our business. Business disruption insurance is available to a limited extent in China, but we have determined that the risks of disruption, the cost of such insurance and the difficulties associated with acquiring such insurance make it impractical for us to have such insurance. Should uninsured losses occur, any purchasers of our common stock could lose their entire investment.

Our business is affected by competition and substantial technological change.

We currently face competition from many other companies that offer farm food products that may be lower than the prices we charge. Many of these companies have substantially greater financial and other resources than us and, therefore, are able to spend more than us in areas such as product development and marketing.

Competitors may develop, use, create alternative innovative methods to sell, market and distribute farm food products that render our products or proposed products uneconomical or that may be superior to our products. In addition, farm management and equipment has its own set of risks related to competition and substantial technological changes. If our suppliers of farm management and equipment fail to deliver or we fail to secure product at favorable pricing, if our suppliers fail to create innovative products that customers demand, and we are unable to meet our end customer's demands, all of which would have a material adverse effect on us.

We have no trademarks or patents, the lack of which may make it easier for our competitors to compete against us.

We do not have any protected trademarks on our business or patents. We will be applying for international trademarks for our name CAT9 Group Inc., however, we will not be filing any patents.

Our business may be adversely affected by a global economic downturn, in addition to any uncertainties in the financial markets.

Although we believe that global financial markets have recovered from an economic downturn, we cannot make any assurances that we will not experience disruptions, or loss due to the possibility of another negative global event whereby severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates, and uncertainty about economic stability occurs Any economic downturn generally or any decrease in consumer spending in the PRC, could cause advertisers to reduce their spending on advertisements, would have a material adverse effect on our business, cash flows, financial condition and results of operations. The inability to obtain adequate financing from debt or capital sources could force us to self-fund strategic initiatives or even forego certain opportunities, which in turn could potentially harm our performance.

We will need additional capital to successfully implement our current business strategy, which may not be available to us, and if we raise additional capital, it may dilute your ownership in us.

Our continued growth is dependent upon our ability to generate increased revenue from our existing customers, obtain new customers and raise capital from outside sources. An important element of our growth strategy is expected to be the development of farm management and equipment sales to Africa and other countries. We believe that in order to continue to operate additional market share and general additional revenue, we will have to raise more capital to fund our business.

In the future, we may be unable to obtain the necessary financing for our capital requirements on a timely basis and on acceptable terms, and our failure to do so may adversely affect our financial position, competitive position, growth and profitability. Our ability to obtain acceptable financing at any time may depend on a number of factors, including: our financial condition and results of operations; the condition of the PRC economy and farm food industry, cooperative system, O2O initiative, WeChat mobile application platform in PRC, and conditions in relevant financial markets in the United States, PRC and elsewhere in the world.

Our failure to effectively manage growth could harm our business.

We have rapidly and significantly expanded our operations since our inception and will endeavor to further expand our operations in the future. Any additional significant growth in the market for our services or our entry into new markets may require and expansion of our employee base for managerial, operational, financial, sales and marketing and other purposes.

During any growth, we may face problems related to our operational and financial systems and controls, including quality control and service capacities. We would also need to continue to expand, train and manage our employee base. Continued future growth will impose significant added responsibilities upon the members of management to identify, recruit, maintain, integrate, and motivate new employees.

Aside from increased difficulties in the management of human resources, we may also encounter working capital issues, as we will need increased liquidity to hire additional employees. For effective growth management, we will be required to continue improving our operations, management, and financial systems and controls. Our failure to manage growth effectively may lead to operational and financial inefficiencies that will have a negative effect on our profitability. We cannot assure investors that we will be able to timely and effectively meet that demand and maintain the quality standards required by our existing and potential customers.

We may pursue future growth through strategic acquisitions and alliances which may not yield anticipated benefits and may adversely affect our operating results, financial condition and existing business.

We may seek to grow in the future through strategic acquisitions in order to complement and expand our business. The success of our acquisition strategy will depend on, among other things:

·	the availability of suitable candidates;

·	competition from other companies for the purchase of available candidates;

·	our ability to value those candidates accurately and negotiate favorable terms for those acquisitions;

·	the availability of funds to finance acquisitions;

·	the ability to establish new informational, operational and financial systems to meet the needs of our business;

·	the ability to achieve anticipated synergies, including with respect to complementary products or services; and

·	the availability of management resources to oversee the integration and operation of the acquired businesses.

If we are not successful in integrating acquired businesses and completing acquisitions in the future, we may be required to reevaluate our acquisition strategy. We also may incur substantial expenses and devote significant management time and resources in seeking to complete acquisitions. Acquired businesses may fail to meet our performance expectations. If we do not achieve the anticipated benefits of an acquisition as rapidly as expected, or at all, investors or analysts may not perceive the same benefits of the acquisition as we do. If these risks materialize, our stock price could be materially adversely affected.

We face risks related to natural disasters, terrorist attacks or other unpredictable events in China which could have a material adverse effect on our business and results of operations.

Our business could be materially and adversely affected by natural disasters, terrorist attacks or other events in China where all of our operations are located. For example, in early 2008, parts of China suffered a wave of strong snow storms that severely impacted public transportation systems. In May 2008, Sichuan Province in China suffered a strong earthquake measuring approximately 8.0 on the Richter scale that caused widespread damage and casualties. The May 2008 Sichuan earthquake has had a material adverse effect on the general economic conditions in the areas affected by the earthquake. The occurrence of any future disasters such as earthquakes, fires, floods, wars, terrorist attacks, computer viruses, transportation disasters or other events, or our information system or communications network breaks down or operates improperly as a result of such events, our facilities may be seriously damaged, and we may have to stop or delay operations. We may incur expenses relating to such damages, which could have a material adverse effect on our business and results of operations.

We may adopt an equity incentive plan under which we may grant securities to compensate employees and other services providers, which would result in increased share-based compensation expenses and, therefore, reduce net income.

We may adopt an equity incentive plan under which we may grant shares or options to qualified employees. Under current accounting rules, we would be required to recognize share-based compensation as compensation expense in our statement of operations, based on the fair value of equity awards on the date of the grant, and recognize the compensation expense over the period in which the recipient is required to provide service in exchange for the equity award. We have not made any such grants in the past, and accordingly our results of operations have not contained any share-based compensation charges. The additional expenses associated with share-based compensation may reduce the attractiveness of issuing stock options under an equity incentive plan that we may adopt in the future. If we grant equity compensation to attract and retain key personnel, the expenses associated with share-based compensation may adversely affect our net income. However, if we do not grant equity compensation, we may not be able to attract and retain key personnel or be forced to expend cash or other compensation instead. Furthermore, the issuance of equity awards would dilute the shareholders’ ownership interests in our company.

RISKS RELATED TO US DOING BUSINESS IN CHINA

As substantially all of our assets are located in the PRC and all of our revenues are derived from our operations in China, changes in the political and economic policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition.

Our business operations may be adversely affected by the current and future political environment in the PRC. The Chinese government exerts substantial influence and control over the manner in which we must conduct our business activities. Our ability to operate in China may be adversely affected by changes in Chinese laws and regulations, including those relating to taxation, import and export tariffs, raw materials, environmental regulations, land use rights, property and other matters. Under the current government leadership, the government of the PRC has been pursuing economic reform policies that encourage private economic activity and greater economic decentralization. There is no assurance, however, that the government of the PRC will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice.

Our operations are subject to PRC laws and regulations that are sometimes vague and uncertain. Any changes in such PRC laws and regulations, or the interpretations thereof, may have a material and adverse effect on our business.

The PRC’s legal system is a civil law system based on written statutes. Decided legal cases do not have so much value as precedent in China as those in the common law system prevalent in the United States. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including but not limited to, governmental approvals required for conducting business and investments, laws and regulations governing the advertising industry, as well as commercial, antitrust, patent, product liability, environmental laws and regulations, consumer protection, and financial and business taxation laws and regulations.

The Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters. However, because these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties.

Our PRC subsidiaries, CQFI, is considered a foreign invested enterprise under PRC laws, and as a result is required to comply with PRC laws and regulations, including laws and regulations specifically governing the activities and conduct of foreign invested enterprises. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our businesses. If the relevant authorities find us in violation of PRC laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

·	levying fines;

·	revoking our business license, other licenses or authorities;

·	requiring that we restructure our ownership or operations; and

·	requiring that we discontinue any portion or all of our business.

Investors may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based upon U.S. laws, including the federal securities laws or other foreign laws against us or our management.

All of our current operations are conducted in China. Moreover, all of our directors and officers are nationals and residents of China. All or substantially all of the assets of these persons are located outside the United States and in the PRC. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon these persons. In addition, uncertainty exists as to whether the courts of China would recognize or enforce judgments of U.S. courts obtained against us or such officers and/or directors predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in China against us or such persons predicated upon the securities laws of the United States or any state thereof.

Contract drafting, interpretation and enforcement in China involves significant uncertainty.

We have entered into numerous contracts governed by PRC law, many of which are material to our business. As compared with contracts in the United States, contracts governed by PRC law tend to contain less detail and are not as comprehensive in defining contracting parties’ rights and obligations. As a result, contracts in China are more vulnerable to disputes and legal challenges. In addition, contract interpretation and enforcement in China is not as developed as in the United States, and the result of any contract dispute is subject to significant uncertainties. Therefore, we cannot assure you that we will not be subject to disputes under our material contracts, and if such disputes arise, we cannot assure you that we will prevail.

Recent PRC regulations relating to acquisitions of PRC companies by foreign entities may create regulatory uncertainties that could restrict or limit our ability to operate. Our failure to obtain the prior approval of the China Securities Regulatory Commission, or the CSRC, for our planned public offering and the listing and trading of our common stock could have a material adverse effect on our business, operating results, reputation and trading price of our common stock if and when we become trading.

The PRC State Administration of Foreign Exchange, or “SAFE,” issued a public notice in November 2005, known as Circular 75, which has become null and void and has been replaced by Circular (2014) 37, issued on 14 July, 2014, concerning the use of offshore holding companies controlled by PRC residents in mergers and acquisitions in China. This circular requires that (1) a PRC resident shall register with a local branch of the SAFE before he or she establishes or controls an overseas special purpose vehicle, or SPV, for the purpose of overseas equity financing (including convertible debt financing);(2) when a PRC resident contributes the assets of or his or her equity interests in a domestic enterprise to an SPV, or engages in overseas financing after contributing assets or equity interests to an SPV, such PRC resident must register his or her interest in the SPV and any changes in such interest with a local branch of the SAFE; and (3) when the SPV undergoes a material change regarding to PRC resident, such as a change in share capital or merger or acquisition, the PRC resident shall, register such change with a local branch of the SAFE. In addition, SAFE issued updated internal implementing rules, or the Implementing Rules in relation to Circular 37. However, there exist uncertainties regarding the SAFE registration for PRC residents’ interests in overseas companies. If any PRC resident stockholder of a SPV fails to make the required SAFE registration and amended registration, the onshore PRC subsidiaries of that offshore company may be prohibited from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the offshore entity. Failure to comply with the SAFE registration and amendment requirements described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions. Because of uncertainty in how Circular 37 will be interpreted and enforced, we cannot be sure how it will affect our business operations or future plans. For example, CQFI's ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 37 by our PRC resident beneficial holders over whom we have no control. In addition, we cannot assure you that such PRC residents will be able to complete the necessary approval and registration procedures required by the SAFE regulations. Failure by any PRC resident beneficial holder to register as required with the relevant branch of SAFE could subject these PRC resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit CQFI's ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

On August 8, 2006, the PRC Ministry of Commerce (“MOFCOM”), joined by the State-owned Assets Supervision and Administration Commission of the State Council, the State Administration of Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission and SAFE, released a substantially amended version of the Provisions for Foreign Investors to Merge with or Acquire Domestic Enterprises (the “Revised M&A Regulations”), which took effect on September 8, 2006 and was further amended on June 22, 2009. These new rules significantly revised China’s regulatory framework governing onshore-to -offshore restructurings and foreign acquisitions of domestic enterprises. These new rules signify greater PRC government attention to cross-border merger, acquisition and other investment activities, by confirming MOFCOM as a key regulator for issues related to mergers and acquisitions in China and requiring MOFCOM approval of a broad range of merger, acquisition and investment transactions. Further, the new rules establish reporting requirements for acquisition of control by foreigners of companies in key industries, and reinforce the ability of the Chinese government to monitor and prohibit foreign control transactions in key industries.

Among other things, the Revised M&A Regulations include new provisions that purport to require that an offshore special purpose vehicle, or SPV, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals must obtain the approval of the CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures specifying documents and materials required to be submitted to it by SPVs seeking CSRC approval of their overseas listings. However, the application of this PRC regulation remains unclear with no consensus currently existing among the leading PRC law firms regarding the scope and applicability of the CSRC approval requirement. Our PRC counsel, Hubei Taoshi Law Firm, believes that it is uncertain whether the transaction is subject to CSRC’s approval, and in reality, many other similar companies have completed similar transactions like the share exchange and private placement contemplated under the Exchange Agreement without CSRC’s approval and our PRC legal counsel is not aware of any situation in which the CSRC has imposed a punishment or penalty in connection with any such transactions. However, if the CSRC or other PRC Government Agencies subsequently determine that CSRC approval is required for the share exchange and private placement contemplated under the Exchange Agreement, we may face material regulatory actions or other sanctions from the CSRC or other PRC Government Agencies.

If the CSRC or another PRC regulatory agency subsequently determines that CSRC approval was required for our restructuring, we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our common stock.

According to the Revised M&A Regulations and other PRC rules regarding foreign exchange, an offshore company’s shares can be used as consideration for the acquisition of a domestic PRC company’s equity by foreign investors only under very limited circumstances. Prior approval from the MOFCOM must be obtained before such a share exchange can be done. If relevant PRC government authorities deem a future acquisition of a domestic PRC company’s equity by us or our offshore subsidiary using our common stock or other types of our securities as consideration to be a transaction subject to the Revised M&A Regulations, complying with the requirements of this regulation to complete such transactions could be time- consuming and any required approval processes, including obtaining approval from the MOFCOM, may delay or inhibit our ability to complete such transactions. Any delay or inability to obtain applicable approvals to complete acquisitions could affect our ability to expand our business or maintain our market share. However, the application of the Revised M&A Regulations remains unclear and it is uncertain whether a future acquisition of a domestic PRC company’s equity by our domestic PRC subsidiaries using our common stock or other types of our securities as consideration will be subject to such regulations.

Also, if later the CSRC requires that we obtain its approval, we may be unable to obtain a waiver of the CSRC approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding this CSRC approval requirement could have a material adverse effect on the trading price of our common stock. It is uncertain that CSRC is or will be curtailing or suspending overseas listings for Chinese private companies.

It is uncertain how our business operations or future strategy will be affected by the interpretations and implementation of Circular 37 and the Revised M&A Regulations. It is anticipated that application of the new rules will be subject to significant administrative interpretation, and we will need to closely monitor how MOFCOM, SAFE, CSRC and other ministries apply the rules to ensure that our domestic and offshore activities continue to comply with PRC law. Given the uncertainties regarding interpretation and application of the new rules, we may need to expend significant time and resources to maintain compliance with such rules.

If the land use rights of our landlord are revoked, we would be forced to relocate operations.

Under Chinese law, land is owned by the state or rural collective economic organizations. The state issues to the land users the land use right certificate. Land use rights can be revoked and the land users could be forced to vacate at any time when redevelopment of the land is in the public interest. The public interest rationale is interpreted quite broadly and the process of land appropriation may be less than transparent. We do not have any land use rights and each of our facilities relies on land use rights of our landlords, and the loss of such rights would require us to identify and relocate our operations, which could have a material adverse effect on our financial conditions and results of operations.

We will not be able to complete an acquisition of prospective acquisition targets in the PRC unless their financial statements can be reconciled to U.S. generally accepted accounting principles in a timely manner.

Companies based in the PRC may not have properly kept financial books and records that may be reconciled with U.S. generally accepted accounting principles. If we attempt to acquire a significant PRC target company and/or its assets, we would be required to obtain or prepare financial statements of the target that are prepared in accordance with and reconciled to U.S. generally accepted accounting principles. Federal securities laws require that a business combination meeting certain financial significance tests require the public acquirer to prepare and file historical and/or pro forma financial statement disclosure with the SEC. These financial statements must be prepared in accordance with, or be reconciled to U.S. generally accepted accounting principles and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. If a proposed acquisition target does not have financial statements that have been prepared in accordance with, or that can be reconciled to, U.S. generally accepted accounting principles and audited in accordance with the standards of the PCAOB, we will not be able to acquire that proposed acquisition target. These financial statement requirements may limit the pool of potential acquisition targets with which we may acquire and hinder our ability to expand our retail operations. Furthermore, if we consummate an acquisition and are unable to timely file audited financial statements and/or pro forma financial information required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as Item 9.01 of Form 8-K, we will be ineligible to use the SEC’s short-form registration statement on Form S-3 to raise capital, if we are otherwise eligible to use a Form S-3. If we are ineligible to use a Form S-3, the process of raising capital may be more expensive and time consuming and the terms of any offering transaction may not be as favorable as they would have been if we were eligible to use Form S-3.

We face uncertainty from China’s Circular on Strengthening the Administration of Enterprise Income Tax on Non-Resident Enterprises’ Share Transfer Income (“Circular 698”) that was released in December 2009 with retroactive effect from January 1, 2008.

The Chinese State Administration of Taxation (SAT) released a circular (Guoshuihan No. 698 – Circular 698) on December 10, 2009 that addresses the transfer of shares of Chinese resident companies by nonresident companies. Circular 698, which is effective retroactively to January 1, 2008, may have a significant impact on many companies that use offshore holding companies to invest in China. While, Circular 698 does not apply to shareholders who are individuals, the PRC authority has the discretion to determine whether these enterprise shareholders are treated as a resident enterprise. If such shareholders are recognized as non-resident enterprises, Circular 698 may have been applicable to the Share Exchange due to the transfer of shares of CAT9 Cayman, which Wenfa "Simon" Sun, or MeiHong "Sanya" Qian directly holds the equity interests of CQFI, the Company by such enterprise shareholders. Circular 698 provides that where a non-resident enterprise investor indirectly transfers the equity of a PRC resident enterprise, if the overseas intermediary holding company being transferred by the non-resident enterprise is established in a country/region where the effective tax rate is less than 12.5% or which does not tax the overseas income of its residents, the non-resident enterprise must submit the required documents to the PRC tax authority in charge of the PRC resident enterprise within 30 days after the equity transfer agreement is concluded. {This clause has been terminated by Bulletin (2013)72} However, there is uncertainty as to the application of Circular 698. For example, while the term "indirectly transfer" is not defined, it is understood that the relevant PRC tax authorities have jurisdiction regarding requests for information over a wide range of foreign entities having no direct contact with China. Moreover, the relevant authority has not yet promulgated any formal provisions or formally declared or stated how to calculate the effective tax in the country or jurisdiction and to what extent and the process of the disclosure to the tax authority in charge of that Chinese resident enterprise. We have not provided any information to the relevant PRC tax authorities regarding the share exchange transaction.

We have sought the advice, but not an opinion, of PRC legal counsel regarding the application of and the risks associated with Circular 698. Circular 698, which provides parties with a short period of time to comply its requirements, indirectly taxes foreign companies on gains derived from the indirect sale of a Chinese company. It further provides that where a foreign investor indirectly transfers equity interests in a Chinese resident enterprise through an abuse of form of organization and there are no reasonable commercial purposes such that the corporate income tax liability is avoided, the PRC tax authority will have the power to re-assess the nature of the equity transfer in accordance with PRC’s “substance-over-form” principle and deny the existence of the offshore holding company that is used for tax planning purposes. However, there are no formal declarations with regard to how to decide “abuse of form of organization” and “reasonable commercial purpose,” which can be utilized by us to balance if our company complies with the Circular 698.

Due to the short history of the New EIT law and lack of applicable legal precedents, it remains unclear how the PRC tax authorities will determine the PRC tax resident treatment of our holding companies, CAT9 Cayman, a company organized under the laws of the Cayman Islands (“CAT9 Cayman”) and CAT9 China Investment Limited, a company organized under the laws of Hong Kong (“CAT9 HK”). If we, CAT9 Cayman or CAT9 HK is determined to be a PRC resident enterprise by PRC tax authorities, Circular 698 will not be applicable to any direct or indirect transfer of our shareholdings in CQFI. If we, CAT9 Cayman or CAT9 HK is determined to be a non-resident enterprise by the PRC tax authorities and the direct or indirect transfer of our shareholdings in CQFI, is recognized by the tax authority in charge as the transfer of shares of Chinese resident companies by nonresident companies, we may become at risk of being taxed under Circular 698 and we may be required to expend valuable resources to comply with Circular 698 or to establish that we should not be taxed under Circular 698, which could have a material adverse effect on our financial condition and results of operations. Because CAT9 HK, a Hong Kong company owns 100% of CQFI; CAT9 Cayman, a Cayman Islands company owns 100% of CAT9 HK; and the Company, a Delaware corporation, owns 100% of CAT9 Cayman, it is possible that Circular 698 could apply to any transfer of shares of the Company, CAT9 Cayman or CAT9 HK, as an indirect transfer of the equity of CQFI, if such transfers are not made through a public securities market or by individuals. If the PRC tax authority determines that Circular 698 applies to us, we will be obligated to make tax returns filings with the relevant PRC tax authority in accordance with PRC tax laws and regulations. Failure to do so will subject us to fines up to RMB10,000 ($1,471). Furthermore, if the PRC tax authority determines that our arrangement which resulted in the underpayment of taxes was done to evade taxation, in addition to paying all the underpaid taxes, we may be subject to further penalties including late fees, fines ranging from 50% to 500% of the underpaid taxes, and even criminal liabilities under grave circumstances.

The foreign currency exchange rate between U.S. Dollars and Renminbi could adversely affect our financial condition.

Until 1994, the Renminbi experienced a gradual but significant devaluation against most major currencies, including dollars, and there was a significant devaluation of the Renminbi on January 1, 1994 in connection with the replacement of the dual exchange rate system with a unified managed floating rate foreign exchange system. Since 1994, the value of the Renminbi relative to the U.S. dollar has remained stable and has appreciated slightly against the U.S. Dollar. Countries, including the United States, have argued that the Renminbi is artificially undervalued due to China’s current monetary policies and have pressured China to allow the Renminbi to float freely in world markets. In July 2005, the PRC government changed its policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of designated foreign currencies. While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in further and more significant appreciation of the Renminbi against the U.S. dollar.

As we may rely on dividends and other fees paid to us by our subsidiary and affiliated consolidated entities in China, any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues, earnings and financial position, and the amount of, and any dividends payable on, our shares in U.S. dollars. To the extent that we need to convert U.S. dollars into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive from the conversion. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our shares or for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us. In addition, since our functional and reporting currency is the U.S. dollar while the functional currency of our subsidiary and affiliated consolidated entities in China is Renminbi, appreciation or depreciation in the value of the Renminbi relative to the U.S. dollar would have a positive or negative effect on our reported financial results, which may not reflect any underlying change in our business, results of operations or financial condition.

Governmental control of currency conversion may limit our ability to utilize our revenues.

Substantially all of our revenues and expenses are denominated in Renminbi. Under PRC laws, the Renminbi is currently convertible under a company’s “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the company’s “capital account,” which includes foreign direct investment and loans, without the prior approval of SAFE. SAFE reserves the discretion to deny the conversion of RMB into foreign currencies for capital account transactions. Currently our PRC subsidiary, CQFI, may purchase foreign currencies for settlement of current account transactions, including payments of dividends to us, without the approval of SAFE. Therefore, CQFI may convert the revenues it generates in RMB into other currencies, such as U.S. Dollars, for settlement of current account transactions without having to obtain approval from SAFE. However, foreign exchange transactions by CQFI under the capital account continue to be subject to significant foreign exchange controls and require the approval of or need to register with PRC governmental authorities, including SAFE. Therefore, CQFImay not convert its sales revenues from RMB into other currencies for capital account transactions, such as to repay a loan, without first obtaining the approval of SAFE. If CQFI,borrow foreign currency loans from us or other foreign lenders, these loans must first be registered with the SAFE. If CQFI, a wholly foreign-owned enterprise, borrows foreign currency, the accumulative amount of its foreign currency loans shall not exceed the difference between the total investment and the registered capital of CQFI. If we finance CQFI, by means of additional capital contributions, these capital contributions must be approved by certain government authorities such as the Ministry of Commerce or its local counterparts. Additionally, the existing and future restrictions on currency exchange may affect the ability of our PRC subsidiary or affiliated entities to obtain foreign currencies, limit our ability to meet our foreign currency obligations, or otherwise materially and adversely affect our business.

Inflation in the PRC could negatively affect our profitability and growth.

While the PRC economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. According to the National Bureau of Statistics of China, the change in China’s Consumer Price Index increased to 8.5% in April 2008. If prices for our products and services rise at a rate that is insufficient to compensate for the rise in the costs of supplies such as raw materials, it may have an adverse effect on our profitability.

Furthermore, in order to control inflation in the past, the PRC government has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. In January 2010, the Chinese government took steps to tighten the availability of credit including ordering banks to increase the amount of reserves they hold and to reduce or limit their lending. The implementation of such policies may impede economic growth. In October 2004, the People’s Bank of China, the PRC’s central bank, raised interest rates for the first time in nearly a decade and indicated in a statement that the measure was prompted by inflationary concerns in the Chinese economy. In April 2006, the People’s Bank of China raised the interest rate again. Repeated rises in interest rates by the central bank would likely slow economic activity in China which could, in turn, materially increase our costs and also reduce demand for our products and services.

Because our funds are held in banks which do not provide insurance, the failure of any bank in which we deposit our funds could affect our ability to continue in business.

Banks and other financial institutions in the PRC do not provide insurance for funds held on deposit. A significant portion of our assets are in the form of cash deposited with banks in the PRC, and in the event of a bank failure, we may not have access to our funds on deposit. Depending upon the amount of money we maintain in a bank that fails, our inability to have access to our cash could impair our operations, and, if we are not able to access funds to pay our suppliers, employees and other creditors, we may be unable to continue in business.

Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

As our ultimate holding company is a Delaware corporation, we are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some that may compete with us, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices may occur from time-to-time in the PRC. We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

If we make equity compensation grants to persons who are PRC citizens, they may be required to register with the State Administration of Foreign Exchange of the PRC, or SAFE. We may also face regulatory uncertainties that could restrict our ability to adopt an equity compensation plan for our directors and employees and other parties under PRC law.

On March 28, 2007, SAFE issued the “Operating Procedures for Administration of Domestic Individuals Participating in the Employee Stock Ownership Plan or Stock Option Plan of An Overseas Listed Company, also known as “Circular 78.” It is not clear whether Circular 78 covers all forms of equity compensation plans or only those which provide for the granting of stock options.

Domestic individuals who are granted shares or share options by companies listed on overseas stock exchanges based on the employee share option or share incentive plan are required to register with the State Administration of Foreign Exchange or its local counterparts. Pursuant to Circular 78, PRC individuals participating in the employee stock option plans of the overseas listed companies shall entrust their employers, including the overseas listed companies and the subsidiaries or branch offices of such offshore listed companies in China, or engage domestic agents to handle various foreign exchange matters associated with their employee stock options plans. The domestic agents or the employers shall, on behalf of the domestic individuals who have the right to exercise the employee stock options, apply annually to the State Administration of Foreign Exchange or its local offices for a quota for the conversion and/or payment of foreign currencies in connection with the domestic individuals’ exercise of the employee stock options. The foreign exchange proceeds received by the domestic individuals from sale of shares under the stock option plans granted by the overseas listed companies must be remitted into the bank accounts in China opened by their employers or PRC agents. If we adopt an equity compensation plan in the future and make option grants to our officers and directors, most of whom are PRC citizens, Circular 78 may require our officers and directors who receive option grants and are PRC citizens to register with SAFE.

We will comply with Circular 78 if we adopt an equity incentive plan. We believe that the registration and approval requirements contemplated in Circular 78 will be burdensome and time consuming. If it is determined that any of our equity compensation plans are subject to Circular 78, failure to comply with such provisions may subject our PRC subsidiary when it is deemed a domestic agent as defined under Circular 78 and participants of our incentive plan who are PRC citizens to fines and legal sanctions and may prevent us from being able to grant equity compensation to our PRC employees. If we are unable to compensate our PRC employees and directors through equity compensation, our business operations may be adversely affected.

Under the New EIT Law, we, CAT9 Cayman and CAT9 HK may be classified as “resident enterprises” of China for tax purposes, which may subject us, CAT9 Cayman and CAT9 HK to PRC income tax on taxable global income.

Under the new PRC Enterprise Income Tax Law (the “New EIT Law”) and its implementing rules, both of which became effective on January 1, 2008, enterprises are classified as resident enterprises and non-resident enterprises. An enterprise established outside of China with its “de facto management bodies” located within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese domestic enterprise for enterprise income tax purposes. The implementing rules of the New EIT Law define de facto management body as a managing body that in practice exercises “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise. Due to the short history of the New EIT law and lack of applicable legal precedents, it remains unclear how the PRC tax authorities will determine the PRC tax resident treatment of a foreign company such as us, CAT9 Cayman and CAT9 HK. The Company has not sought the advice of PRC tax counsel regarding the risks associated with the New EIT Law. Because our CAT9 Cayman and CAT9 HK's members of management are located in China, we believe it is likely that we, CAT9 Cayman and CAT9 HK meet the qualifications of a “resident enterprise” and would be recognized as a Chinese “resident enterprise,” subject to the ultimate judgment of the PRC tax authority, based on the standard of “de facto management body”. “Resident enterprise” treatment would not have impacted the Company’s results since the New EIT Law’s effectiveness, as CAT9 Cayman and CAT9 HK have no taxable income and no dividends were paid by any of our subsidiaries, including CAT9 Cayman and CAT9 HK, CQFI. If the PRC tax authorities determine that we, CAT9 Cayman and CAT9 HK is a “resident enterprise” for PRC enterprise income tax purposes, a number of PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income, including interest income on the proceeds from this offering, as well as PRC enterprise income tax reporting obligations. The failure to pay such taxes will subject us to fines up to RMB10,000 ($1,471), and furthermore, if the PRC tax authority determines that our arrangement which resulted in the underpayment of taxes was done to evade taxation, in addition to paying all the underpaid taxes, we may be subject to further penalties including late fees, fines ranging from 50% to 500% of the underpaid taxes, and even criminal liabilities under grave circumstances. Second, the New EIT Law provides that dividend paid between “qualified resident enterprises” is exempted from enterprise income tax. A recent circular issued by the State Administration of Taxation on April 22, 2010, regarding the standards used to classify certain Chinese-invested enterprises controlled by Chinese enterprises or Chinese group enterprises and established outside of China as “resident enterprises” clarified that dividends and other income paid by such “resident enterprises” will be considered to be PRC source income, subject to PRC withholding tax, currently at a rate of 10%, when recognized by non-PRC shareholders. It is unclear whether the dividends that we, CAT9 Cayman and CAT9 HK receives from CQFI will constitute dividends between “qualified resident enterprises” and would therefore qualify for tax exemption, because the definition of qualified resident enterprises is unclear and the relevant PRC government authorities have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. We are actively monitoring the possibility of “resident enterprise” treatment for the applicable tax years and are evaluating appropriate organizational changes to avoid this treatment, to the extent possible. As a result of the New EIT Law, our historical operating results will not be indicative of our operating results for future periods and the value of our common stock may be adversely affected.

Dividends payable by us to our foreign investors and any gain on the sale of our shares may be subject to taxes under PRC tax laws.

If dividends payable to our stockholders are treated as income derived from sources within China, then the dividends that stockholders receive from us, and any gain on the sale or transfer of our shares, may be subject to taxes under PRC tax laws. We have not consulted with PRC tax counsel regarding the taxes that may be associated with dividends paid by us.

Under the New EIT Law and its implementing rules, PRC enterprise income tax at the rate of 10% is applicable to dividends payable by us to our investors that are non-resident enterprises so long as such non-resident enterprise investors do not have an establishment or place of business in China or, despite the existence of such establishment of place of business in China, the relevant income is not effectively connected with such establishment or place of business in China, to the extent that such dividends have their sources within the PRC. Similarly, any gain realized on the transfer of our shares by such investors is also subject to a 10% PRC income tax if such gain is regarded as income derived from sources within China and we are considered as a resident enterprise which is domiciled in China for tax purpose. Additionally, there is a possibility that the relevant PRC tax authorities may take the view that the purpose of us, CAT9 Cayman and CAT9 HK is holding CQFI, and the capital gain derived by our overseas shareholders or investors from the share transfer is deemed China-sourced income, in which case such capital gain may be subject to a PRC withholding tax at the rate of up to 10%. If we are required under the New EIT Law to withhold PRC income tax on our dividends payable to our foreign shareholders or investors who are non-resident enterprises, or if you are required to pay PRC income tax on the transfer or our shares under the circumstances mentioned above, the value of your investment in our shares may be materially and adversely affected.

In January, 2009, the State Administration of Taxation promulgated the Provisional Measures for the Administration of Withholding of Enterprise Income Tax for Non-resident Enterprises (“Measures”), pursuant to which, the entities which have the direct obligation to make the following payment to a non-resident enterprise shall be the relevant tax withholders for such non-resident enterprise, and such payment includes: incomes from equity investment (including dividends and other return on investment), interests, rents, royalties, and incomes from assignment of property as well as other incomes subject to enterprise income tax received by non-resident enterprises in China. Further, the Measures provides that in case of equity transfer between two non-resident enterprises which occurs outside China, the non-resident enterprise which receives the equity transfer payment shall, by itself or engage an agent to, file tax declaration with the PRC tax authority located at place of the PRC company whose equity has been transferred, and the PRC company whose equity has been transferred shall assist the tax authorities to collect taxes from the relevant non-resident enterprise. However, it is unclear whether the Measures refer to the equity transfer by a non-resident enterprise which is a direct or an indirect shareholder of the said PRC Company. Given these Measures, there is a possibility that we may have an obligation to withhold income tax in respect of the dividends paid to non-resident enterprise investors. If we have such an obligation, our omission or failure to fulfill such obligation may subject us to similar penalties to those applied to a taxpayer, including fines up to RMB10,000, and in the case of being recognized as constituting evasion of taxation, other than making up for the underpaid taxes, we may be subject to further penalties including late fees, fines ranging from 50% to 500% of the underpaid taxes, and even criminal liabilities under grave circumstances.

SAFE rules and regulations may limit our ability to transfer the net proceeds from this offering to our PRC subsidiaries, which may adversely affect the business expansion of our PRC subsidiaries, and we may not be able to convert the net proceeds from this offering into Renminbi to invest in or acquire any other PRC companies.

On August 29, 2008, SAFE promulgated Circular 142, a notice regulating the conversion by a foreign -invested company of foreign currency into Renminbi by restricting how the converted Renminbi may be used. The notice requires that the registered capital of a foreign-invested company settled in Renminbi converted from foreign currencies may only be used for purposes within the business scope approved by the applicable governmental authority and may not be used for equity investments within the PRC. In addition, SAFE strengthened its oversight of the flow and use of the registered capital of a foreign-invested company settled in Renminbi converted from foreign currencies. The use of such Renminbi capital may not be changed without SAFE’s approval, and may not in any case be used to repay Renminbi loans if the proceeds of such loans have not been used. Violations of Circular 142 will result in severe penalties, such as heavy fines.

Any recurrence of Severe Acute Respiratory Syndrome (SARS), Avian Flu, or another widespread public health problem, such as the spread of H1N1 (“Swine”) Flu, in the PRC could adversely affect our operations.

A renewed outbreak of SARS, Avian Flu or another widespread public health problem, such as the spread of H1N1 (“Swine”) Flu, in China, where all of our operations are located and where the substantial portion of our sales occur, could have a negative effect on our operations. Our business is dependent upon our ability to continue to market and sell advertising time and produce television programs. Such an outbreak could have an impact on our operations as a result of:

·	quarantines or closures of some of our facilities, which would severely disrupt our operations,

·	the sickness or death of our key officers and employees, and

·	a general slowdown in the Chinese economy.

·	Any of the foregoing events or other unforeseen consequences of public health problems could adversely affect our operations.

Risks Related to Our Capital Structure

There is no current trading market for our common stock, and there is no assurance of an established public trading market, which would adversely affect the ability of our investors to sell their securities in the public market.

Our common stock is not currently listed or quoted for trading on any national securities exchange or national quotation system. We intend to apply for the listing of our common stock on the Over-the-Counter Bulletin Board ("OTCBB") in the future through a qualified FINRA market maker upon effectiveness of a Form S-1 registration statement. There is no guarantee that the OTCBB, or any other securities exchange or quotation system, will permit our shares to be listed and traded. There is no guarantee that a qualified FINRA market maker will agree to sponsor us upon effectiveness of a Form S-1 registration statement.

FINRA has enacted changes that limit quotations on the OTC Bulletin Board to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. The effect on the OTC Bulletin Board of these rule changes and other proposed changes cannot be determined at this time.

The market price and trading volume of shares of our common stock may be volatile.

When and if a market develops for our securities, the market price of our common stock could fluctuate significantly for many reasons, including for reasons unrelated to our specific performance, such as reports by industry analysts, investor perceptions, or negative announcements by customers, competitors or suppliers regarding their own performance, as well as general economic and industry conditions. For example, to the extent that other large companies within our industry experience declines in their share price, our share price may decline as well. In addition, when the market price of a company’s shares drops significantly, shareholders could institute securities class action lawsuits against the company. A lawsuit against us could cause us to incur substantial costs and could divert the time and attention of our management and other resources.

Following the Share Exchange, the CAT9 Shareholders have significant influence over us.

The CAT9 Shareholders beneficially own or control approximately 100% of our outstanding shares as of the close of the Share Exchange and have a controlling influence in determining the outcome of any corporate transaction or other matters submitted to our stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions. These stockholders may also have the power to prevent or cause a change in control. In addition, without the consent of these stockholders, we could be prevented from entering into transactions that could be beneficial to us. The interests of these stockholders may differ from the interests of our other stockholders.

If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be adversely affected.

We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. Any failure of these controls could also prevent us from maintaining accurate accounting records and discovering accounting errors and financial frauds. Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. If we cannot assess our internal control over financial reporting as effective, investor confidence and share value may be negatively impacted.

In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting or disclosure of management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

We may not be able to achieve the benefits we expect to result from the Share Exchange.

On December 27, 2016, we entered into the Share Exchange Agreement with CAT9 Cayman, CAT9 HK, CQFI and the CAT9 Group Inc. Shareholders, pursuant to which we agreed to acquire 100% of the issued and outstanding securities of CAT9 Cayman in exchange for shares of our common stock. On December 27, 2016, the Share Exchange closed, CAT9 Cayman became our 100%-owned subsidiary, and our sole business operations became that of CAT9 Cayman and its subsidiaries.

We may not realize the benefits that we hoped to receive as a result of the Share Exchange, which include:

·	access to the capital markets of the United States;
·	the increased market liquidity expected to result from exchanging stock in a private company for securities of a public company that may eventually be traded;

·	the ability to use registered securities to make acquisition of assets or businesses;

·	increased visibility in the financial community;

·	enhanced access to the capital markets;

·	improved transparency of operations; and

·	perceived credibility and enhanced corporate image of being a publicly traded company.

There can be no assurance that any of the anticipated benefits of the Share Exchange will be realized with respect to our new business operations. In addition, the attention and effort devoted to achieving the benefits of the Share Exchange and attending to the obligations of being a public company, such as reporting requirements and securities regulations, could significantly divert management’s attention from other important issues, which could materially and adversely affect our operating results or stock price in the future.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Our common stock may be considered a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

Our common stock, which is not currently listed or quoted for trading, may be considered to be a “penny stock” if it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Exchange Act, once, and if, it starts trading. Our common stock may be a “penny stock” if it meets one or more of the following conditions (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a “recognized” national exchange; (iii) it is NOT quoted on a national securities exchange or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three (3) years with net tangible assets less than $5 million.

The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15-2 through 15g-9 promulgated under the Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two (2) business days before effecting any transaction in a penny stock for the investor’s account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

We do not foresee paying cash dividends in the foreseeable future and, as a result, our investors’ sole source of gain, if any, will depend on capital appreciation, if any.

We do not plan to declare or pay any cash dividends on our shares of common stock in the foreseeable future and currently intend to retain any future earnings for funding growth. As a result, investors should not rely on an investment in our securities if they require the investment to produce dividend income. Capital appreciation, if any, of our shares may be investors’ sole source of gain for the foreseeable future. Moreover, investors may not be able to resell their shares of our common stock at or above the price they paid for them.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding our and our management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the Share Exchange on the parties’ individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These forward -looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following:

·	Our ability to obtain new food product suppliers;

·	Our dependence on a limited number of food product suppliers for our sales;

·	Our ability to enter into relationships with food product suppliers to further our food product offerings;

·	Our ability to secure and ability to offer food products at competitive prices;

·	Our ability to adopt new technologies and platforms quickly to gain market share;

·	Our reliance on a limited number of customers for our sales;

·	Our ability to manage growth effectively;

·	Our ability hire and retain qualified and knowledgeable employees and management;

·	Our ability to raise additional capital to fund our operations;

·	Our ability to collect on accounts receivables;

·	Changes in the laws of the PRC that affect our operations and our corporate structure;

·	Inflation and fluctuations in foreign currency exchange rates;

·	Our ability to obtain all necessary government certifications, approvals, and/or licenses to conduct our business;

·	Development of a public trading market for our securities;

·	The cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations; and

·	The other factors referenced in this Current Report, including, without limitation, under the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.”

These risks and uncertainties, along with others, are also described above under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations for the Year Ended December 31, 2015, compared to the Year Ended December 31, 2014

Sales Revenue

Sales revenue for the year ended December 31, 2015, was $24,150, compared to $0 for the period from June 26, 2014 (inception) through December 31, 2014. The Company recognized its first revenue in the fourth quarter of 2015.

Cost of Goods Sold

Cost of goods sold for the year ended December 31, 2015, was $12,472, compared to $0 for the period from June 26, 2014 (inception) through December 31, 2014. The Company did not begin revenue generating activity until 2015.

Operating Expenses

General and administrative expense was $8,767 for year ended December 31, 2015, compared to $10,858 for the period from June 26, 2014 (inception) through December 31, 2014, a decrease of $2,091, or 19.2%.

Net Income (Loss)

Net income for the year ended December 31, 2015, was $2,911, compared to a net loss of $10,858 for the period from June 26, 2014 (inception) through December 31, 2014. The change from a net loss to net income in the current year is the result of the revenue earned in the current year.

Results of Operations for the Three Months Ended September 30, 2016, compared to the Three Months Ended September 30, 2015

Sales Revenue

Sales revenue for the three months ended September 30, 2016, was $13,741, compared to $0 for the three months ended September 30, 2015. The Company recognized its first revenue in the fourth quarter of 2015.

Cost of Goods Sold

Cost of goods sold for the three months ended September 30, 2016, was $3,772, compared to $0 for the three months ended September 30, 2015. The Company recognized its first revenue in the fourth quarter of 2015.

Operating Expenses

General and administrative expense for the three months ended September 30, 2016, was $11,808, compared to $171 for the three months ended September 30, 2015.

Net Loss

Net loss for the three months ended September 30, 2016, was $2,109, compared to $171 for the three months ended September 30, 2015. The increase in net loss can be attributed to the increase in general and administrative expense during the quarter.

Results of Operations for the Nine Months Ended September 30, 2016, compared to the Nine Months Ended September 30, 2015

Sales Revenue

Sales revenue for the nine months ended September 30, 2016, was $51,759, compared to $0 for the nine months ended September 30, 2015. The Company recognized its first revenue in the fourth quarter of 2015.

Cost of Goods Sold

Cost of goods sold for the nine months ended September 30, 2016, was $18,195, compared to $0 for the nine months ended September 30, 2015. The Company recognized its first revenue in the fourth quarter of 2015.

Operating Expenses

General and administrative expense for the nine months ended September 30, 2016, was $34,922, compared to $7,359 for the nine months ended September 30, 2015.

Net Loss

Net loss for the nine months ended September 30, 2016, was $1,171, compared to $7,359 for the nine months ended September 30, 2015. The decrease in net loss can be attributed to the increase in revenue in the current period.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The purpose of this section is to discuss the financial condition, changes in financial condition and results of operations of the company. This includes discussion of (i) liquidity (ii) capital resources (iii) results of operations and (iv) off-balance sheet arrangements, plus any other information that would be necessary to an understanding of the company’s financial condition, changes in financial condition and results of operations. References in this section to “we”, “us”, “our” or the “Company” are to the consolidated business of CAT9 Cayman Limited (“CAT9 Cayman") CAT9 Investment China Limited (“CAT9 HK”), and Chongqing Field Industrial Company Ltd (“CQFI”).

Forward Looking Statements

The following discussion of our financial condition and results of operations is based upon and should be read in conjunction with our consolidated financial statements and their related notes included in this report. This report contains forward-looking statements. Generally, the words “believes,” “anticipates,” “may,” “will,” “should,” “expect,” “intend,” “estimate,” “continue” and similar expressions or the negative thereof or comparable terminology are intended to identify forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You are cautioned not to place undue reliance on these forward-looking statements because these forward-looking statements we make are not guarantees of future performance and are subject to various assumptions, risks, and other factors that could cause actual results to differ materially from those suggested by these forward-looking statements. Thus, our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in: economic conditions generally and the automotive modified plastics market specifically, legislative or regulatory changes that affect our business, including changes in regulation, the availability of working capital, the introduction of competing products, and other risk factors described herein. These risks and uncertainties, together with the other risks described from time-to-time in reports and documents that we filed with the SEC should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Indeed, it is likely that some of our assumptions will prove to be incorrect. Our actual results and financial position will vary from those projected or implied in the forward-looking statements and the variances may be material. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Overview

Our operating subsidiary, Chongqing Field Industrial Company Ltd., (CQFI) through our strategic alliance and distribution rights and agreements in the PRC, CQFI engages high technology platforms such as the WeChat mobile application that connects rural farming communities with industrial purchasers of fresh fruits, vegetables and meats, including primarily organic and non-organic from both domestically grown and imported stock, primarily to restaurants and food related businesses such as restaurants and food suppliers, merchants, stores and supermarkets. We also engage in marketing and sales of (1) fresh fruits, vegetables meats (including primarily organic and non-organic from both domestically grown and imported (2) Acquisition of land for the planting of Acer Truncatum trees and harvesting of Acer Truncatum seeds to produce edible oil, (3) providing Hi-Tech cooperative farm management services in the PRC and overseas and (4) farm machinery such as tractors, cultivation, seeding, irrigation, fertilization and harvesting equipment.As of the date of this Report, CQFI employs a staff of 15 people and is located in Chongqing Municipality at Yudong Miaoshitai #46-9, Banan District, Chongqing, China.

CQFI provides a robust offering from food product suppliers within the municipality of Chongqing, China. Through distribution rights and agreements, CQFI works as the product supplier’s representative utilizing high technology platforms such as the WeChat mobile application to offer products to end purchasers such as restaurants and food suppliers, merchants, stores and supermarkets.

Food Product Suppliers represented by CQFI

Chongqing BananMaotang Sugar Wine Business	Sugar & Wine

Chongqing Nianrui Food Co., Ltd

ChongQingHongGaoLei Agriculture Co.,Ltd

ChongQingFenGuMeiDi beekeeper Co., Ltd

ShanDong Donkey-hide gelatin Co.Ltd

ChongQingZhenJiu Food Co.,Ltd

Xingguo Red Land Ecological Agriculture Development Co., Ltd

Sausage Meats Dried Bamboo Honey Gelatin Agricultural Products (fruits/vegetables) Acer Truncatum

Recently the company has entered into the business of growing, harvesting and the production of edible oil with the acquisition of Acer Truncatum Plantations via two agreements which provide a total of 1400 Mu (230 Acres) of land in Yunnan Province, China. These two agreements are filed within this Current Report on Form 8-K as exhibits. Acer Truncatum trees produce seed oilcontaining nervonic acid, which can be used in cooking applications.

CQFI also seeks to establish 1,000,000 mu (about 164,737 acres) of organic agricultural industry base, producing more than 200 varieties of organic food, actively encouraging 200,000 farmers working specifically in organic agriculture. The company plans to support 100 agricultural machinery companies, 1000 agricultural cooperatives, 5000 large agricultural farmers, to promote economy through modern planting and harvesting machinery. CQFI will work together with farmers to establish agricultural cooperatives, to help students, laid-off workers and veterans to establish micro-enterprises, in order to development both urban and rural areas so that, suppressed land and rural property can be activated. CQFI expects this initiative to begin developing in Q1 2016.

Our funds are kept in financial institutions located in the PRC, which do not provide insurance for amounts on deposit. Moreover, we are subject to the regulations of the PRC, which restrict the transfer of cash from the PRC, except under certain specific circumstances. Accordingly, such funds may not be readily available to us to satisfy obligations which have been incurred outside the PRC.

We generally finance our operations through operating profit and borrowings from our directors. As of the date of this Current Report, we have not experienced any difficulties due to a shortage of capital, we have not experienced any difficulty in raising funds through loans from banks and financial institutions, and we have not experienced any liquidity problems in settling our payables in the normal course of business and repaying our loans when they come due. We are unaware of any trends, demands, commitments events or uncertainties that will result or be likely to result in material changes in our liquidity.

We believe that the level of financial resources is a significant factor for our future development and accordingly, we may determine from time to time to raise capital through private debt or equity financing to strengthen our financial position, to expand our facilities and to provide us with additional flexibility to take advantage of business opportunities. No assurances can be given that we will be successful in raising such additional capital on terms acceptable to us.

Recent Events

Share Exchange

On December 27, 2016, CAT9 Group Inc., (formerly ANDES 4 Inc.) entered into a Share Exchange Agreement (the "Exchange Agreement") with CAT9 Cayman Limited, a company organized under the law of the Cayman Islands ("CAT9 Cayman"); CAT9 Investment China Limited, a company organized under the laws of Hong Kong ("CAT9 HK"); and its wholly-owned subsidiary, Chongqing Field Industrial Company Ltd, a company organized under the laws of the People's Republic of China. Pursuant to the Exchange Agreement, CAT9 Group Inc. agreed to issue an aggregate of 19,000,000 shares of its common stock to the CAT9 Cayman shareholders in exchange for all of the issued and outstanding securities of CAT9 Cayman. The Share Exchange closed on December 27, 2016.

Immediately prior to the Share Exchange, we cancelled and retired 9,000,000 shares of our issued and outstanding common stock, (the “Cancelled Shares”), reducing our issued and outstanding shares to 1,000,000 shares of common stock. A cash amount of $1 was paid to Wenfa “Simon” Sun and Meihong “Sanya” Qian, our majority shareholders and owners of the Cancelled Shares, as consideration for cancelling the Cancelled Shares in connection with the Share Exchange. We issued a total of 19,000,000 shares of common stock pursuant to the Share Exchange and as a result of the cancellation of the Cancelled Shares and the Share Exchange; we had 20,000,000 shares of common stock issued and outstanding following the Share Exchange.

Upon the closing of the Share Exchange, CAT9 Group Inc. issued an aggregate of 19,000,000 shares of its common stock to the CAT9 Cayman shareholders in exchange for all of the issued and outstanding securities of CAT9 Cayman. Prior to the closing of the Share Exchange, stockholders of CAT9 Group Inc. canceled an aggregate of 9,000,000 shares held by them such that there were 1,000,000 shares of common stock outstanding immediately prior to the Share Exchange. Immediately after the closing of the Share Exchange, we had 20,000,000 shares of common stock, no shares of preferred stock, no options, and no warrants issued and outstanding

The transactions contemplated by the Share Exchange Agreement were intended to be a "tax-free" reorganization pursuant to the provisions of Sections 351 and/or 368(a) of the Internal Revenue Code of 1986, as amended.

A copy of the Share Exchange Agreement is filed as Exhibit 2.1, and a copy of the Subsidiaries is filed as Exhibit 21.1 to this Current Report on Form 8-K.

Critical Accounting Policies, Estimates and Assumptions

Accounting Principles

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements. These financial statements are prepared in accordance with Generally accepted accounting principles in the United States (“U.S. GAAP”), which requires us to make estimates and assumptions that affect the reported amounts of our assets, liabilities, revenues and expenditures, to disclose contingent assets and liabilities on the date of the financial statements, and to disclose the reported amounts of revenues and expenses incurred during the financial reporting period. The most significant estimates and assumptions include revenues recognition, valuation of inventories and provisions for income taxes. We continue to evaluate these estimates and assumptions that we believe to be reasonable under the circumstances. We rely on these evaluations as the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from those estimates. Some of our accounting policies require higher degrees of judgment than others in their application. We believe critical accounting policies as disclosed in this report reflect the more significant judgments and estimates used in preparation of our financial statements. We believe there have been no material changes to our critical accounting policies and estimates.

The following critical accounting policies rely upon assumptions and estimates and were used in the preparation of our consolidated financial statements:

Accounts Receivable

Accounts receivable are recognized and carried at original invoiced amount less an allowance for uncollectible accounts, asneeded.

The allowance on uncollectible accounts receivable reflects management’s best estimate of probable losses determined principally on the basis of historical experience. The allowance for uncollectible accounts receivable is determined primarily on the basis of management’s best estimate of probable losses, including specific allowances for known troubled accounts. All accounts or portions thereof deemed to be uncollectible or to require an excessive collection cost are written off to the allowance for uncollectible accounts receivable. When facts subsequently become available to indicate that the amount provided as the allowance was incorrect, an adjustment which is classified as a change in estimate is made.

Inventories

Inventories are stated at the lower of cost or market. Cost is principally determined using the first-in, first-out method (FIFO); market value is based upon estimated replacement costs.

Revenue recognition

We follow paragraph ASC 605-10-S99-1, Revenue Recognition, for revenue recognition.  We will recognize revenue when it is realized or realizable and earned.  We consider revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Fixed Assets

Fixed assets are carried at the lower of cost or net realizable value. Normal maintenance and repairs are charged to expense as incurred. When assets are sold or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in operations. Depreciation is computed using the straight-line method over the estimated useful life of the asset of ten years.

Value added taxes

We are subject to value added tax (“VAT”). The applicable VAT rate is different based on the different structure of business under Chinese tax law. Some of our transactions are levied at a VAT tax rate of 17% for products sold in the PRC. The amount of VAT liability is determined by applying the applicable tax rate to the invoiced amount of goods sold (output VAT) less VAT paid on purchases made with the relevant supporting invoices (input VAT). Some of transactions are levied at a VAT tax rate of 7%, such as shipping services and other transportation services.

Foreign currency translation

Our reporting currency is the U.S. dollar. Our functional currencies are local currencies, primarily the Chinese Yuan (Renminbi) and Hong Kong dollar. Transactions denominated in foreign currencies are translated into U.S. dollar at exchange rate in effect on the date of the transactions. The financial statements are translated into U.S. dollars using period-end rates of exchange for assets and liabilities and average rates of exchange for the period for revenues and expenses. Exchange gains or losses on transaction are included in earnings.

Fair Value of Financial Instruments

The carrying amounts of cash and current liabilities approximate fair value because of the short-term maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. We do not hold or issue financial instruments for trading purposes, and we do not use derivative instruments.

The Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability, in an orderly transaction between market participants. It also requires disclosure about how fair value is determined for assets and liabilities and establishes a hierarchy for which these assets and liabilities must be grouped, based on significant levels of inputs as follows:

•	Level 1: Quoted prices in active markets for identical assets or liabilities.

•	Level 2: Quoted prices in active markets for similar assets and liabilities and inputs that are observable for the asset or liability.

•	Level 3: Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Income Taxes

We follow ASC 740-10-30, Income Taxes-Initial Measurement, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income the period that includes the enactment date.

We adopted ASC 740-10-25, Accounting for Uncertainty in Income Taxes.  ASC 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under ASC 740-10-25, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. ASC 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, and accounting in interim periods and requires increased disclosures.  We had no material adjustments to our liabilities for unrecognized income tax benefits according to the provisions of ASC 740-10-25.

Recently issued accounting pronouncements

We have reviewed all other recently issued, but not yet adopted, accounting standards in order to determine their effects, if any, on our results of operations, financial position, and cash flows.  Based on that review, these pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and we do not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on our financial position or results of operations.

Financial Statements for the Nine Months Ended September 30, 2016 and 2015

CHONGQING FIELD INDUSTRIAL CO., LTD

INDEX TO FINANCIAL STATEMENTS

September 30, 2016

Condensed Balance Sheets as of September 30, 2016 (unaudited) and December 31, 2015                                                            34

Condensed Statements of Operations for the three and nine months ended September 30, 2016

and 2015 (unaudited)                                                                                                                                                                                 35

Condensed Statements of Cash Flows the three and nine months ended September 30, 2016 and

2015 (unaudited)                                                                                                                                                                                       36

Notes to the Condensed Financial Statements (unaudited)                                                                                                                 37

CHONGQING FIELD INDUSTRIAL CO., LTD BALANCE SHEETS

	September 30, 2016	December 31, 2015
ASSETS	(Unaudited)

Current assets:
Cash	$63,262	$2
Accounts receivable	-	23,825
Other receivables	10,008	-
Advances to suppliers	375,885	417,046
Inventory	1,553	2,773
Total current assets	450,708	443,646

Total assets	$450,708	$443,646

LIABILITIES AND MEMBERS’ CAPITAL

Current liabilities:
Accounts payable	$1,129	$15,437
Other payables, related party	16,193	9,545
Other payables	27,091	-
Total current liabilities	44,413	24,982

Total liabilities	44,413	24,982

Members’ capital:
Members’ capital	414,742	426,158
Accumulated deficit	(9,118)	(7,947)
Accumulated other comprehensive income	671	453
Total members’ capital	406,295	418,664

Total liabilities and members’ capital	$450,708	$443,646

The accompanying notes are an integral part of these unaudited financial statements.

CHONGQING FIELD INDUSTRIAL CO., LTD STATEMENTS OF OPERATIONS (Unaudited)
For the three months ended September 30,	For the nine months ended September 30,
2016	2015	2016	2015
Revenue	$13,471	$-	$51,759	$-
Cost of revenue	3,772	-	18,195	-
Gross Margin	9,699	-	33,564	-

Operating expenses:
General and administrative	11,808	171	34,922	7,359
Total operating expenses	11,808	171	34,922	7,359
Loss from operations	(2,109)	(171)	(1,358)	(7,359)

Other income:
Other income	-	-	187	-
Total other income	-	-	187	-

Loss before income taxes	(2,109)	(171)	(1,171)	(7,359)

Provision for income taxes	-	-	-	-
Net loss	$(2,109)	$(171)	$(1,171)	$(7,359)

Other comprehensive income (loss):
Foreign currency translation adjustment	-	-	218	567
Comprehensive income (loss)	$(2,109)	$(171)	$(953)	$6,792

The accompanying notes are an integral part of these unaudited financial statements.

CHONGQING FIELD INDUSTRIAL CO., LTD STATEMENTS OF CASH FLOWS (Unaudited)
	For the nine months ended September 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(1,171)	$(7,359)
Adjustments to reconcile net loss to net
cash used in operating activities:
Foreign currency translation adjustment	218	567
Changes in operating assets and liabilities:
Accounts Receivable	23,825	-
Other assets	31,153	(426,504)
Inventory	1,220	-
Accounts payable and accrued liabilities	3,500	-
Net cash provided by (used in) operating activities	58,745	(433,296)

Cash flows from investing activities:	-	-

Cash flows from financing activities:
Contributed capital	(11,416)	185,030
Loans from related parties	15,937	759,171
Repayment of related party loans	(6)	(510,910)
Net cash provided by financing activities	4,515	433,291

Net change in cash	63,260	(5)

Cash, beginning of period	2	6

Cash, end of period	$63,262	$1

SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

CHONGQING FIELD INDUSTRIAL CO., LTD

NOTES TO FINANCIAL STATEMENTS

September 30, 2016

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Chongqing Field Industrial Company Ltd is located in Chongqing, PRC and was incorporated under the laws of the PRC on June 26, 2014. Since its inception, Chongqing Field Industrial Company Ltd has operated through strategic alliance and distribution rights agreements in the PRC, the Company is engaged in the marketing and sales of (1) fresh fruits, vegetables meats (including primarily organic and non-organic from both domestically grown and imported (2) Acquisition of land for the planting of Acer Truncatum trees and harvesting of Acer Truncatum seeds to produce edible oil, (3) providing Hi-Tech cooperative farm management services in the PRC and overseas and (4) farm machinery such as tractors, cultivation, seeding, irrigation, fertilization and harvesting equipment.

NOTE 2 - GOING CONCERN

The accompanying condensed unaudited financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company’s ability to raise additional capital through debt and/or equity financing is unknown. The obtainment of additional financing and the successful development of the Company’s contemplated plan of operations are necessary for the Company to continue. The ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. However; management believes that the Company will generate sufficient cash flows to fund its operations and to meet its obligations on timely basis for the next twelve months. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates. The accompanying unaudited condensed financial statements reflect all adjustments, consisting of only normal recurring items, which, in the opinion of management, are necessary for a fair statement of the results of operations for the periods shown and are not necessarily indicative of the results to be expected for the full year ending December 31, 2016. These unaudited condensed financial statements should be read in conjunction with the financial statements and related notes for the year ended December 31, 2015.

The Company's functional currency is the Chinese Renminbi (“RMB”); however, the accompanying financial statements have been translated and presented in the United States Dollars (“USD”).

Translation Adjustment

For the periods presented, the accounts of the Company were maintained, and its financial statements were expressed, in RMB.  Such financial statements were translated into USD in accordance with the Foreign Currency Matters Topic of the Codification (ASC 830), with the RMB as the functional currency.  According to the Codification, all assets and liabilities were translated at the current exchange rate at respective balance sheets dates, members’ capital are translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with the Comprehensive Income Topic of the Codification (ASC 220), as a component of shareholders’ equity.  Transaction gains and losses are reflected in the income statement.

Comprehensive Income

The Company uses SFAS 130 “Reporting Comprehensive Income” (ASC Topic 220).  Comprehensive income is comprised of net income and all changes to the statements of members’ capital, except those due to investments by members, changes in paid-in capital and distributions to members. Comprehensive income for the three and nine months ended September 30, 2016 and 2015 is included in net income and foreign currency translation adjustments.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Actual results could differ from those estimates.

Recently issued accounting pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 4 – ADVANCES TO SUPPLIERS

As of the year ended December 31, 2015, the Company entered into contracts with two suppliers to acquire machinery deliverable on December 31, 2016. The company advanced the suppliers $417,046 to secure these purchases and which represented approximately fifty percent of the contact amounts. During 2016 one of the suppliers refunded the Company part of the deposit, accordingly, the deposit balance as of September 30, 2016 totaled $375,885.

NOTE 5 - RELATED PARTY TRANSACTIONS

During the normal course of business, affiliated companies, members, and/or officers may advance the Company funds to pay for certain operating expenses. All advances are unsecured, non-interest bearing and due on demand.

As of September 30, 2016 and December 31, 2015 the Company was indebted to related parties that advanced loans to the Company without any formal repayment terms. As of September 30, 2016 and December 31, 2015 the Company owed the aforementioned related parties $16,193 and $9,545, respectively.

NOTE 6 – ACCUMULATED OTHER COMPREHENSIVE INCOME

Balance of related after-tax components comprising accumulated other comprehensive income included in members’ capital were as follows:

	September 30, 2016	December 31, 2015
Accumulated other comprehensive income, beginning of period	$453	$(9)
Change in cumulative translation adjustment	218	462
Accumulated other comprehensive income, end of period	$671	$453

NOTE 7 – COMMITMENTS

On April 14, 2015, the Company issued a purchase order to Chongqing Fangbaiyuan Trading Co., Ltd. Per the terms of the purchase order half was paid in advance with the balance due upon delivery, scheduled for December 31, 2016. As of September 30, 2016, $227,547 is due upon delivery.

On April 21, 2015, the Company issued a purchase order to Chongqing Qinuo Trading Co., Ltd. Per the terms of the purchase order half was paid in advance with the balance due upon delivery, scheduled for December 31, 2016. As of September 30, 2016, $158,685 is due upon delivery.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) management has performed an evaluation of subsequent events through the date that the financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statements.

Inflation

We believe that inflation has had a negligible effect on operations over the past two fiscal years. However, overall commodity inflation is an ongoing concern for our business and has been a considerable operational and financial focus for us. Further, as production increases, commodity inflationary pressures may increase, both in the plastic manufacturing industry and in the broader economy. We continue to monitor commodity costs and work with our suppliers and customers to manage changes in commodity costs.

Off-Balance Sheet Arrangements

We do not have any outstanding derivative financial instruments, off-balance sheet guarantees, interest rate swap transactions of foreign currency forward contracts. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in an unconsolidated entity that provides financing, liquidity, market risk or credit support to us or that engages in leasing, hedging or research and development services with us.

Quantitative and Qualitative Disclosures about Market Risk

Interest Rates Risk

Our exposure to interest rate risk for changes in interest rates relates primarily to the interest-bearing bank loans and interest income generated by the bank deposits. We have not used any derivative financial instruments in our investment portfolio or for cash management purposes. Interest- earning instruments carry a degree of interest rate risk. We have not been exposed nor do we anticipate being exposed to material risks due to changes in interest rates. However, our future interest expense or interest income may expect to be increased due to changes in interest rates in the PRC.

Foreign Exchange Rates Risk

We do not hold any derivative instruments and do not engage in any hedging activities. Because most of our purchases and sales are made in RMB, any exchange rate change affecting the value of the RMB relative to the U.S. dollar could have an effect on our financial results as reported in U.S. dollars. If the RMB were to depreciate against the U.S. dollar, amounts reported in U.S. dollars would be correspondingly reduced. If the RMB were to appreciate against the U.S. dollar, amounts reported in U.S. dollars would be correspondingly increased.

Country Risk

The substantial portion of our assets and operations are located and conducted in China. While the PRC economy has experienced significant growth in the past twenty years, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall economy of China, but may also have a negative effect on us. For example, our operating results and financial condition may be adversely affected by government control over capital investments or changes in tax regulations applicable to us. If there are any changes in any policies by the Chinese government and our business is negatively affected as a result, then our financial results, including our ability to generate revenues and profits, will also be negatively affected.

Seasonality

We experience slower sales during Chinese New Year, which occurs in February of each year.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The Company filed a report on Form 8-K on May 4, 2016. As stated within Item 1.01 of the report and pursuant to the Employment Agreements ratified and approved by the Board of Directors, on May 2, 2016, the Company issued 10,000,000 shares of its restricted common stock pursuant to Section 4(2) of the Securities Act of 1933 at par value, $0.0001 per share for a total of 10,000,000 shares of common stock as follows:

6,000,000 Wenfa "Simon" Sun

4,000,000 MeiHong "Sanya" Qian

The securities were offered and issued in reliance upon an exemption from registration pursuant to Regulation S of the Securities Act. We complied with the conditions of Rule 903 as promulgated under the Securities Act including, but not limited to, the following: (i) each recipient of the shares is a non-U.S. resident and has not offered or sold their shares in accordance with the provisions of Regulation S; (ii) an appropriate legend was affixed to the securities issued in accordance with Regulation S; (iii) each recipient of the shares has represented that it was not acquiring the securities for the account or benefit of a U.S. person; and (iv) each recipient of the shares agreed to resell the securities only in accordance with the provisions of Regulation S, pursuant to a registration statement under the Securities Act, or pursuant to an available exemption from registration. We will refuse to register any transfer of the shares not made in accordance with Regulation S, after registration, or under an exemption.

On December 27, 2016, pursuant to the terms of the Share Exchange Agreement, entered into by and between CAT9 Group Inc., (formerly ANDES 4 Inc.), CAT9 Cayman, CAT9 Investment China Limited, and Chongqing Field Industrial Company Ltd (as described in Item 2.01 above), CAT9 Group issued 19,000,000 shares of its common stock to the CQFI Shareholders in exchange for all of the issued and outstanding securities of CAT9 Cayman. All of the securities were offered and issued in reliance upon an exemption from registration pursuant to Regulation S of the Securities Act. We complied with the conditions of Rule 903 as promulgated under the Securities Act including, but not limited to, the following: (i) each recipient of the shares is a non-U.S. resident and has not offered or sold their shares in accordance with the provisions of Regulation S; (ii) an appropriate legend was affixed to the securities issued in accordance with Regulation S; (iii) each recipient of the shares has represented that it was not acquiring the securities for the account or benefit of a U.S. person; and (iv) each recipient of the shares agreed to resell the securities only in accordance with the provisions of Regulation S, pursuant to a registration statement under the Securities Act, or pursuant to an available exemption from registration. We will refuse to register any transfer of the shares not made in accordance with Regulation S, after registration, or under an exemption.

This current report is not an offer of securities for sale. Any securities sold in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States unless registered under the Securities Act of 1933, as amended, or pursuant to an exemption from such registration.

DESCRIPTION OF SECURITIES - POST-SHARE EXCHANGE

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $0.0001 par value per share. Prior to the Share Exchange CAT9 Group Stockholders held an aggregate of 10,000,000 shares and an aggregate of 9,000,000 shares were cancelled in conjunction with the closing of the Share Exchange. There are currently 20,000,000 shares of common stock issued and outstanding. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

Holders of our common stock:

·	have equal ratable rights to dividends from funds legally available therefore, if declared by our Board of Directors;

·	are entitled to share ratably in all of the Company’s assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

·	do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions; and

·	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors. Accordingly, upon the closing of the Share Exchange, these stockholders are in a position to control all of our affairs.

Preferred Stock

We may issue up to 5,000,000 shares of our preferred stock, par value $0.0001 per share, from time to time. As of the date of this Current Report on Form 8-K, no shares of preferred stock have been issued.

Our Board of Directors, without further approval of our stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series. Issuances of shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock and prior series of preferred stock then outstanding.

MARKET PRICE OF AND DIVIDENDS ON THE COMPANY’S COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently listed or quoted for trading on any national securities exchange or national quotation system. We intend to apply for the listing of our common stock on the Over-the-Counter Bulletin Board ("OTCBB") in the future through a qualified FINRA market maker upon effectiveness of a Form S-1 registration statement. There is no guarantee that the OTCBB, or any other securities exchange or quotation system, will permit our shares to be listed and traded. There is no guarantee that a qualified FINRA market maker will agree to sponsor us upon effectiveness of a Form S-1 registration statement.

FINRA has enacted changes that limit quotations on the OTC Bulletin Board to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. The effect on the OTC Bulletin Board of these rule changes and other proposed changes cannot be determined at this time. If and when our common stock is listed or quoted for trading, the price of our common stock will likely fluctuate in the future. The stock market in general has experienced extreme stock price fluctuations in the past few years. In some cases, these fluctuations have been unrelated to the operating performance of the affected companies. Many companies have experienced dramatic volatility in the market prices of their common stock. We believe that a number of factors, both within and outside our control, could cause the price of our common stock to fluctuate, perhaps substantially. Factors such as the following could have a significant adverse impact on the market price of our common stock:

·	Our financial position and results of operations;

·	Our ability to obtain additional financing and, if available, the terms and conditions of the financing;

·	Announcements of innovations or new products by us or our competitors;

·	Federal and state regulatory actions and the impact of such requirements on our business;

·	The development of litigation against us;

·	Changes in estimates of our performance by any securities analysts;

·	The issuance of new equity securities pursuant to a future offering or acquisition;

·	Competitive developments, including announcements by competitors of new products or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

·	Period-to-period fluctuations in our operating results;

·	Investor perceptions of us;

·	General economic and other national conditions; and

·	Changes in Chinese government regulations.

Stockholders of Record

As of December 27, 2016, there were two stockholders of record of our common stock.

Dividends

The Company has not paid dividends and does not foresee paying dividends in the near future.

DELAWARE ANTI-TAKEOVER LAW AND CHARTER AND BYLAW PROVISIONS

We are subject to Section 203 of the Delaware General Corporation Law. This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three (3) years following the date the stockholder became an interested stockholder, unless:

·	prior to such date, the Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

·	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

·	on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual meeting or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66% of the outstanding voting stock that is not owned by the interested stockholder.

·	Section 203 defines a business combination to include:

·	any merger or consolidation involving the corporation and the interested stockholder;

·	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

·	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

·	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

·	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

Our certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control of our company, including changes a stockholder might consider favorable. In particular, our certificate of incorporation and bylaws, as applicable, among other things, will:

·	provide our board of directors with the ability to alter its bylaws without stockholder approval;

·	provide for an advance notice procedure with regard to the election of directors and other business to be brought before a meeting of stockholders;

·	provide that vacancies on our board of directors may be filled by a majority of directors in office, although less than a quorum.

Such provisions may have the effect of discouraging a third-party from acquiring us, even if doing so would be beneficial to our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of our company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. We believe that the benefits of increased protection of its potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

OVERVIEW

CAT9 Group Inc. (Formerly, ANDES 4 Inc., or the “Company”, or "Issuer", or “CAT9”) was incorporated in the State of Delaware on January 26, 2015 and was originally organized as a "blank check" shell company to investigate and acquire a target company or business seeking the perceived advantages of being a publicly held corporation.

On July 31, 2015, the sole officer and director of the Company entered into a Share Purchase Agreement (the “SPA”) pursuant to which he entered into an agreement to sell an aggregate of 10,000,000 shares of his shares of the Company’s common stock to Chongqing Field Industrial Company Ltd. (“CQFI”) at an aggregate purchase price of $40,000. These shares represent 100% of the Company’s issued and outstanding common stock. Effective upon the closing date of the Share Purchase Agreement, August 12, 2015, the sole officer and director of the Company executed the agreement and owned no shares of the Company’s stock and CQFI was the majority stockholder of the Company.

On May 2, 2016, CAT9 Group Inc. entered into Employee Agreements with Wenfa "Simon" Sun, its President, Chief Executive Officer, and Chairman of the Board of Directors, and MeiHong "Sanya" Qian, its Chief Financial Officer and Secretary. Pursuant to the Employment Agreement, the Company issued 6,000,000 shares of restricted common stock to Wenfa "Simon" Sun, and 4,000,000 shares of restricted common stock to MeiHong "Sanya" Qian. Both individuals have served in their respective positions for the Company since August 12, 2015. Prior to May 2, 2016, the Company had 10,000,000 shares issued and outstanding, and as of May 2, 2016, the Company had 20,000,000 shares issued and outstanding.

On May 3, 2016, the sole shareholder of the Company, CQFI consented to redemption of its 10,000,000 shares held in the Issuer. The Company redeemed an aggregate of 10,000,000 from CQFI of the then 10,000,000 shares of outstanding stock at a redemption price of $0.0001 per share for an aggregate redemption price of $1,000. As a result of this action by CQFI, management of the Company now control 100% of the issued and outstanding shares. As of May 4, 2016, the Company had 10,000,000 shares issued and outstanding.

With the redemption and subsequent issuance of the 10,000,000 shares of restricted common stock, the Company effected a change in its control and the new majority shareholders are the current members of management of the Company.

On December 27, 2016, CAT9 closed a share exchange transaction, described below, pursuant to which CAT9 became the 100% parent of CAT9 Cayman, assumed the operations of CAT9 Cayman and its subsidiaries, including CAT9 Investment China, and Chongqing Field Industrial Company Ltd.

CAT9 Cayman is a holding company incorporated in August20, 2015, under the laws of the Cayman Islands. CAT9 Investment China Limited was incorporated in September 10, 2015, under the laws of Hong Kong. CAT9 Investment China is a window for the group to handle the business operations outside of China.

Chongqing Field Industrial Company Ltd is located in Chongqing, PRC and was incorporated under the laws of the PRC on June, 26, 2014. Since its inception, Chongqing Field Industrial Company Ltd has operated through strategic alliance and distribution rights agreements in the PRC, the Company is engaged in the marketing and sales of (1) fresh fruits, vegetables meats (including primarily organic and non-organic from both domestically grown and imported (2) farm machinery such as tractors, cultivation, seeding, irrigation, fertilization and harvesting equipment;; (3) providing Hi-Tech cooperative farm management services in the PRC and overseas and (4) offering rural tourism in the PRC in agricultural areas.

On December 27, 2016, CAT9 Group Inc., (formerly ANDES 4 Inc.) entered into a Share Exchange Agreement (the "Exchange Agreement") with CAT9 Cayman Limited, a company organized under the law of the Cayman Islands ("CAT9 Cayman"); CAT9 Investment China Limited, a company organized under the laws of Hong Kong ("CAT9 HK"); and its wholly-owned subsidiary, Chongqing Field Industrial Company Ltd, a company organized under the laws of the People's Republic of China. Pursuant to the Exchange Agreement, CAT9 Group Inc. agreed to issue an aggregate of 19,000,000 shares of its common stock to the CAT9Cayman shareholders in exchange for all of the issued and outstanding securities of CAT9 Cayman. The Share Exchange closed on December 27, 2016.

Immediately prior to the Share Exchange, we cancelled and retired 9,000,000 shares of our issued and outstanding common stock, (the “Cancelled Shares”), reducing our issued and outstanding shares to 1,000,000 shares of common stock. A cash amount of $1 was paid to Wenfa “Simon” Sun and Meihong “Sanya” Qian, our majority shareholders and owners of the Cancelled Shares, as consideration for cancelling the Cancelled Shares in connection with the Share Exchange. We issued a total of 19,000,000 shares of common stock pursuant to the Share Exchange and as a result of the cancellation of the Cancelled Shares and the Share Exchange; we had 20,000,000 shares of common stock issued and outstanding following the Share Exchange.

Upon the closing of the Share Exchange, CAT9 Group Inc. issued an aggregate of 19,000,000 shares of its common stock to the CAT9 Cayman shareholders in exchange for all of the issued and outstanding securities of CAT9 Cayman. Prior to the closing of the Share Exchange, stockholders of CAT9 Group Inc. canceled an aggregate of 9,000,000 shares held by them such that there were 1,000,000 shares of common stock outstanding immediately prior to the Share Exchange. Immediately after the closing of the Share Exchange, we had 20,000,000 shares of common stock, no shares of preferred stock, no options, and no warrants issued and outstanding

The transactions contemplated by the Share Exchange Agreement were intended to be a "tax-free" reorganization pursuant to the provisions of Sections 351 and/or 368(a) of the Internal Revenue Code of 1986, as amended.

A copy of the Share Exchange Agreement is filed as Exhibit 2.1, and a copy of the Subsidiaries is filed as Exhibit 21.1 to this Current Report on Form 8-K.

EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

Neither the Company, its property, nor any of its directors or officers is a party to any pending legal proceeding, nor have they been subject to a bankruptcy petition filed against them.  None of its officers or directors has been convicted in, nor is subject to, any criminal proceeding.

The names and ages of the directors and executive officers of the Company and their positions with the Company are as follows:

Name	Age	Position
Wenfa "Simon" Sun	41	President, Chief Executive Officer, and Chairman of the Board of Directors

MeiHong "Sanya" Qian	49	Chief Financial Officer and Secretary

Liu Shanhu	43	Independent Director

Wenfa “Simon” Sun, Age 41, President, Chief Executive Officer, Chairman of the Board of Directors

Mr. Sun holds a degree in International Finance from the Politics and Law University in Shanghai.  Post-graduation Mr. Sun started as an intern with Shanghai Sports foundation in 2005.  Putting his academic skills to practical application gained valuable experience in domestic and international finance policies and regulations.  In 2007 joined the Yantai Charitable Association where he used his experience and resources to raise funds for this notable charity.  Mr. Sun realizing the potential in both the domestic and international market for new technology in the Agriculture sector purchased Chongqing Steyer Agriculture Company. As President, he collaborated in a team effort and listed the Company's shares on the Shanghai Stock Exchange.

MeiHong “Sanya” Qian, Age 49, Chief Financial Officer, Secretary

Ms. Qian holds a degree in Business Administration in English from Chongqing Educational University and has twenty years experience in the real estate development sector starting in 1992 as Deputy Manager of Chongqing YingDan real Estate Ltd. In 2002 forming her own real estate and consulting firm Gold Clicks2 Real Estate Consulting Ltd., as President and General Manager. During Ms. Qian’s tenure in the real estate development industry she developed 138 projects in China’s largest municipality, Chongqing, and 16 projects in medium size cities earning her China’s distinguished “Top Ten Outstanding Marketing Planner” award in 2007. As a post graduate student in economics and finance from South West Economics and Finance University in Chengdu along with her proven track record in market research, feasibility studies and international trade, Ms. Qian’s vision has turned to the current domestic and global market demand for food and was appointed General Manager of Chongqing Steyer Agriculture Company Ltd. in 2015. She collaborated in a team effort to help list the Company's shares on the Shanghai Stock Exchange.

Liu Shanhu, Age 43, Independent Director

Liu Shanhu holds a degree of economics in Beijing University. He started work as an office clerk for Foreign Affairs Office of Hainan Province on September of 1993. In December 1994 he became the producer, director and reporter for CCTV until 2004. During this period, he became the General Producer of full-length documentary, Melbourne's soul. From 2004 to 2014, he started Shanghai Shanhu enterprise planning co., LTD and was the chairman of board. During this period, he started to be the co-founders of the book, Wind Gap. He has ten years’ experience of media industry, and seven years’ experience of professional management. He has been appointed as a special researcher of international humanities in academy of social science in 1994. He specializes in effective team building, brand operating, and marketing.

Family Relationships

There are no family relationships among any of the officers and directors.

Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Company during the past ten years.

The Company is not aware of any legal proceedings in which any director, nominee, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, nominee, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Board of Directors and Committees

Our Board of Directors does not maintain a separate audit, nominating or compensation committee. Functions customarily performed by such committees are performed by the Board of Directors as a whole. We are not required to maintain such committees under the rules applicable to companies that do not have securities listed or quoted on a national securities exchange or national quotation system. We intend to create board committees, including an independent audit committee, in the near future.

Director Independence

As of the date of this Current Report on Form 8-K., we have one independent director on our Board of Directors.

Financial Experience of Management and Preparation of Financial Statements

We maintain our books and records in accordance with Chinese GAAP on the accrual basis. Chinese GAAP is similar to international GAAP. The basic accounting principles and practice of Chinese GAAP are similar to U.S. GAAP. We hire knowledge and reputable third-party consultants to covert our books and records from Chinese GAAP to U.S. GAAP. We provide our books and records to the consultants who make the appropriate adjustments in the working papers prepared for the auditor. All adjustments are approved by management and reviewed and/or audited by our auditor. Our consultants provide their services to us pursuant to a consulting agreement between us and the consulting team.

We do not currently maintain an audit committee or have an audit committee financial expert. We intend to form an audit committee and appoint an audit committee financial expert.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers for the year ended December 31, 2015.

Name and Principal Position	Year	Salary	Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	Other Compensation	Total
Wenfa "Simon" Sun
President and Chief Executive Officer, Chairman of the Board of Directors	2015	$0	$0	$0	$0	$0

MeiHong "Sanya" Qian
Chief Financial Officer and Secretary	2015	$0	$0	$0	$0	$0

Liu Shanhu
Independent Director	2015	$0	$0	$0	$0	$0

Grants of Plan-Based Awards in 2015

There were no option grants in 2015.

Outstanding Equity Awards at 2015 Fiscal Year End

There were no outstanding equity awards in 2015.

Option Exercises and Stock Vested in Fiscal 2015

There were no option exercises or stock vested in 2015.

Pension Benefits

There were no pension benefit plans in effect in 2015.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

There were no non-qualified defined contributions or other nonqualified deferred compensation plans in effect in 2015.

Employment Agreements

We have employment agreements with the following persons and terms:

As disclosed on Form 8-K, on May 2, 2016, CAT9 Group Inc. entered into Employee Agreements with Wenfa "Simon" Sun, its President, Chief Executive Officer, and Chairman of the Board of Directors, and MeiHong "Sanya" Qian, its Chief Financial Officer and Secretary. Pursuant to the Employment Agreement, the Company issued 6,000,000 shares of restricted common stock to Wenfa "Simon" Sun, and 4,000,000 shares of restricted common stock to MeiHong "Sanya" Qian.

Additionally, both Wenfa "Simon" Sun and MeiHong "Sanya" Qian will begin to earn a monthly salary upon the execution of this share exchange transaction as outlined in this Current Report on Form 8-K.

Mr. Wenfa "Simon" Sun, our Chief Executive Officer, will be paid a monthly salary of RMB75,000.00 ($12,000.00 USD) pursuant to a four-year agreement that expires on June 30, 2020; and

Ms. Qian MeiHong, our Chief Financial Officer and Secretary, will be paid a monthly salary of RMB70,000.00 ($11,000 USD) pursuant to a four-year agreement that expires on June 30, 2020.

Director Compensation

No director was compensated earned during the fiscal year ended December 31, 2015 by members of our board of directors. We do not currently have an established policy to provide compensation to members of our Board of Directors for their services in that capacity. We intend to develop such a policy in the near future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CAT9 Group Inc. and Subsidiaries

CAT9 Cayman, CAT9 HK, and CQFI, which are either directly or indirectly wholly-owned subsidiaries of the Company, each have interlocking executive and director positions with us and with each other.

Share Exchange

On December 27, 2016, CAT9 Group Inc., (formerly ANDES 4 Inc.) entered into a Share Exchange Agreement (the "Exchange Agreement") with CAT9 Cayman Limited, a company organized under the laws of the Cayman Islands ("CAT9 Cayman"); CAT9 Investment China Limited, a company organized under the laws of Hong Kong ("CAT9 HK"); and its wholly-owned subsidiary, Chongqing Field Industrial Company Ltd, a company organized under the laws of the People's Republic of China. Pursuant to the Exchange Agreement, CAT9 Group Inc. agreed to issue an aggregate of 19,000,000 shares of its common stock to the CAT9Cayman shareholders in exchange for all of the issued and outstanding securities of CAT9 Cayman. The Share Exchange closed on December 27, 2016.

Immediately prior to the Share Exchange, we cancelled and retired 9,000,000 shares of our issued and outstanding common stock, (the “Cancelled Shares”), reducing our issued and outstanding shares to 1,000,000 shares of common stock. A cash amount of $1 was paid to Wenfa “Simon” Sun and Meihong “Sanya” Qian, our majority shareholders and owners of the Cancelled Shares, as consideration for cancelling the Cancelled Shares in connection with the Share Exchange. We issued a total of 19,000,000 shares of common stock pursuant to the Share Exchange and as a result of the cancellation of the Cancelled Shares and the Share Exchange; we had 20,000,000 shares of common stock issued and outstanding following the Share Exchange.

Upon the closing of the Share Exchange, CAT9 Group Inc. issued an aggregate of 19,000,000 shares of its common stock to the CAT9 Cayman shareholders in exchange for all of the issued and outstanding securities of CAT9 Cayman. Prior to the closing of the Share Exchange, stockholders of CAT9 Group Inc. canceled an aggregate of 9,000,000 shares held by them such that there were 1,000,000 shares of common stock outstanding immediately prior to the Share Exchange. Immediately after the closing of the Share Exchange, we had 20,000,000 shares of common stock, no shares of preferred stock, no options, and no warrants issued and outstanding

The transactions contemplated by the Share Exchange Agreement were intended to be a "tax-free" reorganization pursuant to the provisions of Sections 351 and/or 368(a) of the Internal Revenue Code of 1986, as amended.

A copy of the Share Exchange Agreement is filed as Exhibit 2.1, and a copy of the Subsidiaries is filed as Exhibit 21.1 to this Current Report on Form 8-K.

Related Party Loans

Due to related party consists of the following:

	September 30, 2015	December 31, 2015
Due to Bradford Bean	$3,242.85	$10,828.93

	$3,242.85	$10,828.93

Borrowings from the directors were non-interest bearing, unsecured and have no set repayment date.

Policy for Approval of Related Party Transactions

We do not currently have a formal related party approval policy for review and approval of transactions required to be disclosed pursuant to Item 404 (a) of Regulation S-K. We expect our board to adopt such a policy in the near future.

INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS AND LIMITATION OF LIABILITY

Under Section 145 of the General Corporation Law of the State of Delaware, we can indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our Certificate of Incorporation provides for the indemnification, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, of officers, directors, employees and agents of the Company. We may, prior to the final disposition of any proceeding, pay expenses incurred by an officer or director upon receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the bylaws or otherwise. We shall indemnify any officer, director, employee or agent upon a determination that such individual has met the applicable standards of conduct specified in Section 145. In the case of an officer or director, the determination shall be made by (a) a majority vote of directors who are not parties to such proceeding, even though less than a quorum; (b) a committee of such directors designated by majority vote of such directors, even though less than a quorum; (c) if there are no such directors, independent legal counsel in a written opinion or (d) the stockholders.

Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of no monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

We have been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by its director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We may enter into indemnification agreements with each of our directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. As of the date of the Share Exchange, we have not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future. Such indemnification agreements may require us, among other things, to:

•	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or;

•	obtain directors’ and officers’ insurance.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT FOLLOWING THE SHARE EXCHANGE

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or become exercisable within sixty (60) days of the closing of the Share Exchange on December 27, 2016 are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Immediately prior to the Share Exchange, we cancelled and retired 9,000,000 shares of our issued and outstanding common stock, (the “Cancelled Shares”), reducing our issued and outstanding shares to 1,000,000 shares of common stock. A cash amount of $1 was paid to Wenfa “Simon” Sun and Meihong “Sanya” Qian, our majority shareholders and owners of the Cancelled Shares, as consideration for cancelling the Cancelled Shares in connection with the Share Exchange. We issued a total of 19,000,000 shares of common stock pursuant to the Share Exchange and as a result of the cancellation of the Cancelled Shares and the Share Exchange; we had 20,000,000 shares of common stock issued and outstanding following the Share Exchange.

Upon the closing of the Share Exchange, CAT9 Group Inc. issued an aggregate of 19,000,000 shares of its common stock to the CAT9 Cayman shareholders in exchange for all of the issued and outstanding securities of CAT9 Cayman. Prior to the closing of the Share Exchange, stockholders of CAT9 Group Inc. canceled an aggregate of 9,000,000 shares held by them such that there were 1,000,000 shares of common stock outstanding immediately prior to the Share Exchange. Immediately after the closing of the Share Exchange, we had 20,000,000 shares of common stock, no shares of preferred stock, no options, and no warrants issued and outstanding

The following table sets forth certain information with respect to beneficial ownership of our common stock immediately after the closing of the Share Exchange based on issued and outstanding shares of common stock, by:

•	Each person known to be the beneficial owner of 5% or more of our outstanding common stock;
•	Each named executive officer;
•	Each director; and
•	All of the executive officers and directors as a group.

Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Unless otherwise indicated, the address of each stockholder listed in the table is c/o Chongqing Field Industrial Company Ltd, Yudong Miaoshitai #46-9, Banan District in Chongqing, The People's Republic of China.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the Company’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

Name	Title	Beneficially Owned Post Share Exchange	Percent of Class

Wenfa "Simon" Sun	President, CEO, Chairman of the Board of Directors	12,000,000	60%

MeiHong "Sanya" Qian	Chief Financial Officer and Secretary	8,000,000	40%

All Directors and Officers as a Group, 2 persons		-	100%

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

At the consummation of the Share Exchange, CAT9 Group Inc.'s board of directors immediately prior to the Share Exchange, which consisted of Wenfa "Simon" Sun and MeiHong "Sanya" Qian. Both individuals were also elected to their same positions in the post-Share Exchange entity as they served with CAT9 Group Inc. prior to the Share Exchange.

For complete information regarding our new officers and directors, refer to “Executive Officers, Directors and Key Employees” under Item 5.01, above.

ITEM 5.03AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On September 1, 2015, the Company filed its Amendment to Articles of Incorporation Name Change on Form 8-K. The Company amended its name from ANDES 4 Inc., to CAT9 Group Inc. with the State of Delaware.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS.

Prior to the closing of the Share Exchange, CAT9 Group Inc. was a “shell company” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. As described in Item 2.01 above, which is incorporated by reference into this Item 5.06, CAT9 Group Inc. ceased being a shell company upon completion of the Share Exchange on December 27, 2016.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired.

CHONGQING FIELD INDUSTRIAL CO., LTD

INDEX TO FINANCIAL STATEMENTS

DECEMBER 31, 2015

Report of Independent Registered Public Accounting Firm                                                                                                              52

Balance Sheets as of December 31, 2015 and 2014                                                                                                                              53

Statements of Operations for the year ended December 31, 2015 and from June 26, 2014

(date of inception) through December 31, 2014                                                                                                                                   54

Statement of Members’ Capital from June 26, 2014 (date of inception) through

December 31, 2015                                                                                                                                                                                    55

Statements of Cash Flows for the year ended December 31, 2015 and from June 26, 2014

(date of inception) through December 31, 2014                                                                                                                                    56

Notes to the financial statements                                                                                                                                                         57

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Members of ChongQing Field Industrial Ltd.

We have audited the accompanying balance sheets of ChongQing Field Industrial Ltd. as of December 31, 2015 and 2014, and the related statements of operations, members' capital and cash flows for the year ended December 31, 2015 and for the period from June 26, 2014 (inception) through December 31, 2014. ChongQing Field Industrial Ltd.'s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits. We were not engaged to examine management's assertion about the effectiveness of ChongQing Field Industrial Ltd.'s internal control over financial reporting as of December 31, 2015.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ChongQing Field Industrial Ltd. as of December31, 2015 and 2014, and the results of its operations and its cash flows for the two years then ended in conformity with accounting principles generally accepted in the United States ofAmerica.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements,the Company has suffered recurring losses from operations, negative cash flows from operations, and has entered into contracts exceeding their working capital that raise substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Pembroke Pines December 14, 2016

CHONGQING FIELD INDUSTRIAL CO., LTD BALANCE SHEETS

	December 31, 2015	December 31, 2014
ASSETS

Current assets:
Cash	$2	$6
Accounts receivable	23,825	-
Other receivables, related party	-	256,932
Advances to suppliers	417,046	-
Inventory	2,773	-
Total current assets	443,646	256,938

Total assets	$443,646	$256,938

LIABILITIES AND MEMBERS’ CAPITAL

Current liabilities:
Accounts payable	$15,437	$-
Other payables, related party	9,545	17,011
Total current liabilities	24,982	17,011

Total liabilities	24,982	17,011

Members’ Capital:
Members’ capital	426,158	250,794
Accumulated deficit	(7,947)	(10,858)
Accumulated other comprehensive income (loss)	453	(9)
Total members’ capital	418,664	239,927

Total liabilities and members’ capital	$443,646	$256,938

The accompanying notes are an integral part of these financial statements.

CHONGQING FIELD INDUSTRIAL CO., LTD STATEMENTS OF OPERATIONS
	For the Year Ended December 31, 2015	From June 26, 2014 (inception) through December 31, 2014
Revenue	$24,150	$-
Cost of revenue	12,472	-
Gross Margin	11,678	-

Operating expenses:
General and administrative	8,767	10,858
Total operating expenses	8,767	10,858
Income (loss) from operations	2,911	(10,858)

Income (loss) before income taxes	2,911	(10,858)

Provision for income taxes	-	-
Net income (loss)	$2,911	$(10,858)

Other comprehensive income (loss):
Foreign currency translation adjustment	462	(9)
Comprehensive income (loss)	$3,373	$(10,867)

The accompanying notes are an integral part of these financial statements

CHONGQING FIELD INDUSTRIAL CO., LTD MEMBERS’ CAPITAL
	Paid in Capital	Accumulated Deficit	Other comprehensive income	Total
Balance, June 26, 2014 (inception)	$-	$-	$-	$-
Contributed capital	250,794	-	-	250,794
Net loss for the year ended December 31, 2014	-	(10,858)	(9)	(10,867)
Balance, December 31, 2014	250,794	(10,858)	(9)	239,927
Contributed capital	175,364	-	-	175,364
Foreign currency translation adjustment	-	-	462	462
Net income for the year ended December 31, 2015	-	2,911	-	2,911
Balance, December 31, 2015	$426,158	$(7,947)	$453	$418,664

The accompanying notes are an integral part of these financial statements

CHONGQING FIELD INDUSTRIAL CO., LTD STATEMENTS OF CASH FLOWS
	For the Year Ended December 31, 2015	From June 26, 2014 (inception) through December 31, 2014
Cash flows from operating activities:
Net Income (loss)	$2,911	$(10,858)
Adjustments to reconcile net income (loss) to net
cash used in operating activities:
Foreign currency translation adjustment	462	(9)
Changes in operating assets and liabilities:
Accounts Receivable	(23,825)	-
Other assets	(417,045)	-
Inventory	(2,773)	-
Accounts payable and accrued liabilities	15,437	-
Net cash used in operating activities	(424,833)	(10,867)

Cash flows from investing activities:	-	-

Cash flows from financing activities:
Contributed capital	175,364	250,794
Loans from related parties	749,290	139,321
Repayment of related party loans	(499,825)	(379,242)
Net cash provided by financing activities	424,829	10,873

Net change in cash	(4)	6

Cash, beginning of year	6	-

Cash, end of year	$2	$6

SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

CHONGQING FIELD INDUSTRIAL CO., LTD

NOTES TO FINANCIAL STATEMENTS

December 31, 2015

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Chongqing Field Industrial Company Ltd is located in Chongqing, PRC and was incorporated under the laws of the PRC on June 26, 2014. Since its inception, Chongqing Field Industrial Company Ltd has operated through strategic alliance and distribution rights agreements in the PRC, the Company is engaged in the marketing and sales of (1) fresh fruits, vegetables meats (including primarily organic and non-organic from both domestically grown and imported, (2) acquisition of land for the planting of Acer Truncatum trees and harvesting of Acer Truncatum seeds to produce edible oil, (3) providing Hi-Tech cooperative farm management services in the PRC and overseas and (4) farm machinery such as tractors, cultivation, seeding, irrigation, fertilization and harvesting equipment.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company’s ability to raise additional capital through debt and/or equity financing is unknown. The obtainment of additional financing and the successful development of the Company’s contemplated plan of operations are necessary for the Company to continue. The ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. However; management believes that the Company will generate sufficient cash flows to fund its operations and to meet its obligations on timely basis for the next twelve months. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company's functional currency is the Chinese Renminbi (“RMB”); however, the accompanying financial statements have been translated and presented in the United States Dollars (“USD”).

Translation Adjustment

For the years ended December 31, 2015 and 2014, the accounts of the Company were maintained, and its financial statements were expressed, in RMB.  Such financial statements were translated into USD in accordance with the Foreign Currency Matters Topic of the Codification (ASC 830), with the RMB as the functional currency.  According to the Codification, all assets and liabilities were translated at the current exchange rate at respective balance sheets dates, members’ capitalare translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with the Comprehensive Income Topic of the Codification (ASC 220), as a component of members’ capital.  Transaction gains and losses are reflected in the income statement.

Comprehensive Income

The Company uses SFAS 130 “Reporting Comprehensive Income” (ASC Topic 220).  Comprehensive income is comprised of net income and all changes to the statements of members’ capital, except those due to investments by members, changes in paid-in capital and distributions to members. Comprehensive income for the years ended December 31, 2015 and 2014 is included net income and foreign currency translation adjustments.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid instruments with original maturities of three months or less.

Revenue recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Accounts receivable

Accounts receivable are recorded net of allowance for doubtful accounts. The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. Periodically, management assesses customer credit history and relationships as well as performs accounts receivable aging analysis. Accounts are considered past due after three months. As of December 31, 2015, and 2014, no allowance was deemed necessary since sales were comparatively recent and there were no sales in 2014.

Inventories

Inventories are valued at the lower of cost or market. Management compares the cost of inventories with the market value and allowance is made for writing down their inventories to market value, if lower.

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements.  To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3: Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments.  The Company’s notes payable approximates the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2015.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis as of December 31, 2015 and 2014.

Income taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes.  Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Recently issued accounting pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 4 - RELATED PARTY TRANSACTIONS

During the normal course of business, affiliated companies, members, and/or officers may advance the Company funds to pay for certain operating expenses. All advances are unsecured, non-interest bearing and due on demand.

During the year ended December 31, 2014, Meihong Qian, CFO, loaned the Company $119,639, of which $376,571 was repaid resulting in a receivable to the Company as of December 31, 2014 of $256,322. During 2015 Ms. Qian loaned the Company an additional $736,267, $485,073 of which was repaid, for a balance due as of December 31, 2015 of $8,109 after adjusting for currency translation.

During the year ended December 31, 2014, Xiaolan Wang, Vice President, loaned the Company $9,911, of which $2,671 was repaid. During 2015 Ms. Wang loaned the Company an additional $92, $14,752 of which was repaid, for a debit balance as of December 31, 2015 of ($7,808) after adjusting for currency translation.

During the year ended December 31, 2014, Hua Yang, former Vice Manager, loaned the Company $9,771, for a balance due as of December 31, 2015 of $9,244 after adjusting for currency translation.

NOTE 5 -  MEMBERS’ CAPITAL

During the years ended December 31, 2015 and 2014, Meihong Qian, CFO, contributed capital of $175,364 and $97,705, respectively.

During the years ended December 31, 2015 and 2014, Hua Yang, former Vice Manager, contributed capital of $0 and $153,089, respectively.

NOTE 6 – INCOME TAXES

The Company operates in more than one jurisdiction with the main operations conducted in PRC and no activities in The United States. These are complex regulatory environments subject to different interpretations by the taxpayer and the respective governmental taxing authorities.  The Company evaluates its tax positions and establishes liabilities, if required.

Pursuant to the PRC Income Tax Laws, the Enterprise Income Tax (“EIT”), as from January 1, 2008 onwards, the EIT is at a statutory rate of 25%.

Net deferred tax assets consist of the following components as of December 31:

	12/31/2015	12/31/2014
Unused tax loss brought forward	$(10,858)	$-
Income (loss) for the year	2,911	(10,858)
Expenses not deductible for tax	-	-
Total net operating loss carry forwards	$(7,947)	$(10,858)
Effective tax rate	25%	25%
Unrecognized deferred tax asset carried forward	$1,987	$2,715
Less: valuation allowances	(1,987)	(2,715)

Deferred income tax benefit, net of valuation allowance	$-	$-

The Company has not recognized a deferred tax asset in respect of PRC tax loss in these financial statements as it is not more-likely-than-not that the future taxable profit against which loss can be utilized will be available to the entities operating in PRC.  Accordingly, a 100% valuation allowance has been made.

Uncertain Tax Positions

Interest associated with unrecognized tax benefits are classified as income tax and penalties in selling, general and administrative expenses in the statements of operations.  For the years ended December 31, 2015 and 2014, the Company had no related interest and penalties expenses. Currently, the Company is not subject to examination by major tax jurisdictions, but the tax authority in PRC has the right to examine the Company’s tax position in all past years.

Statutory Reserve

In accordance with the laws and regulations of the PRC, a wholly-owned Foreign Invested Enterprise’s income, after the payment of the PRC income taxes, shall be allocated to the statutory reserves.  The allocation is 10 percent of the net income and the cumulative allocations are not to exceed 50 percent of the registered capital.  However, the laws do not prohibit enterprises allocate net income to this reserve after the limit of 50 per cent of registered capital has been reached.  These reserves are not transferable to the Company in the form of cash dividends, loans or advances. These reserves are therefore not available for distribution except in liquidation. As of December 31, 2015 and 2014, the Company has not allocated to these non-distributable reserve funds due to loss sustained in the years ended December 31, 2015 and 2014.

Balance of related after-tax components comprising accumulated other comprehensive income included in members’ capital as of December 31, 2015 and 2014 were as follows:

NOTE 7 – ACCUMULATED OTHER COMPREHENSIVE INCOME

Balance of related after-tax components comprising accumulated other comprehensive income included members’ capital were as follows at December 31:

	2015	2014
Accumulated other comprehensive income, beginning of period	$(9)	$-

Change in cumulative translation adjustment	462	(9)
Accumulated other comprehensive income, end of period	$453	$(9)

NOTE 8 – COMMITMENTS

On April 14, 2015, the Company issued a purchase order to Chongqing Fangbaiyuan Trading Co., Ltd. Per the terms of the purchase order half was paid in advance with the balance due upon delivery, scheduled for December 31, 2016. As of December 31, 2015, $227,547 is due upon delivery.

On April 21, 2015, the Company issued a purchase order to Chongqing Qinuo Trading Co., Ltd. Per the terms of the purchase order half was paid in advance with the balance due upon delivery, scheduled for December 31, 2016. As of December 31, 2015, $158,685 is due upon delivery.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) management has performed an evaluation of subsequent events through the date that the financial statements were available to be issued, December 14, 2016 and through the date of the filing, and has determined that it does not have any material subsequent events to disclose in these financial statements.

Pro Forma Financial Information

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements give effect to the following transaction:

On December 27, 2016, CAT9 Group Inc., (formerly ANDES 4 Inc.) entered into a Share Exchange Agreement (the "Exchange Agreement") with CAT9 Cayman Limited, a company organized under the law of the Cayman Islands ("CAT9 Cayman"); CAT9 Investment China Limited, a company organized under the laws of Hong Kong ("CAT9 HK"); and its wholly-owned subsidiary, Chongqing Field Industrial Company Ltd, a company organized under the laws of the People's Republic of China. Pursuant to the Exchange Agreement, CAT9 Group Inc. agreed to issue an aggregate of 19,000,000 shares of its common stock to the CAT9Cayman shareholders in exchange for all of the issued and outstanding securities of CAT9 Cayman. The Share Exchange closed on December 27, 2016.

Immediately prior to the Share Exchange, we cancelled and retired 9,000,000 shares of our issued and outstanding common stock, (the “Cancelled Shares”), reducing our issued and outstanding shares to 1,000,000 shares of common stock. A cash amount of $1 was paid to Wenfa “Simon” Sun and Meihong “Sanya” Qian, our majority shareholders and owners of the Cancelled Shares, as consideration for cancelling the Cancelled Shares in connection with the Share Exchange. We issued a total of 19,000,000 shares of common stock pursuant to the Share Exchange and as a result of the cancellation of the Cancelled Shares and the Share Exchange; we had 20,000,000 shares of common stock issued and outstanding following the Share Exchange.

Upon the closing of the Share Exchange, CAT9 Group Inc. issued an aggregate of 19,000,000 shares of its common stock to the CAT9 Cayman shareholders in exchange for all of the issued and outstanding securities of CAT9 Cayman. Prior to the closing of the Share Exchange, stockholders of CAT9 Group Inc. canceled an aggregate of 9,000,000 shares held by them such that there were 1,000,000 shares of common stock outstanding immediately prior to the Share Exchange. Immediately after the closing of the Share Exchange, we had 20,000,000 shares of common stock, no shares of preferred stock, no options, and no warrants issued and outstanding.

CAT9 Group Inc. Unaudited Pro Forma Condensed Combined Balance Sheets as of September 30, 2016

	Chongqing Field Industrial Company Ltd	CAT9 Group Inc.	Pro Forma Adjustments	Pro Forma Combined
Assets
Current Assets:
Cash	$63,262	$-	$-	$63,262
Other receivables	10,008	-	-	10,008
Advances to suppliers	375,885	-	-	375,885
Inventory	1,553	-	-	1,553
Total Current Assets	450,708	-	-	450,708
Total Assets	$450,708	$-	$-	$450,708

Liabilities and Stockholders’ Equity (Deficit)

Current Liabilities:
Accounts payable	1,129	-	-	1,129
Due to a related party	16,193	15,507	-	31,700
Other payables	27,091	-	-	27,091
Total Liabilities	44,413	15,507	-	59,920

Stockholders’ Equity (Deficit):
Common stock, $0.0001 par value, 100,000,000 shares authorized, 10,000,000
shares issued and outstanding	-	1,000	-	1,000
Additional paid in capital	-	29,014	(45,521)	(16,507)
Members’ capital	414,742	-		414,742
Accumulated deficit	(9,118)	(45,521)	45,521	(9,118)
Accumulated other comprehensive income	671	-	-	671
Total Stockholders’ Equity (Deficit)	406,295	(15,507)	-	390,788

Total Liabilities and Stockholders’ Equity (Deficit)	$450,708	$-	$-	$450,708

CAT9 Group Inc. Unaudited Pro Forma Condensed Combined Statements of Operations for the Nine Months ended September 30, 2016
	Chongqing Field Industrial Company Ltd	CAT9 Group Inc.	Pro Forma Adjustments	Pro Forma Combined
Sales	$51,759	$-	$-	$51,759
Cost of goods sold	18,195	-	-	18,195
Gross Margin	33,564	-	-	33,564

Operating Expenses:
General and administrative	34,922	25,175	-	60,097
Total Operating Expenses	34,922	25,175	-	60,097

Loss from operations	$(1,358)	$(25,175)	$-	$(26,533)

Other income:
Other income	187	-	-	187
Total other income	187	-	-	187

Net loss	$(1,171)	$(25,175)	$-	$(26,346)

Basic and diluted loss per common share	$-	$(0.00)	$-	$(0.00)

Weighted average number of common shares outstanding	-	10,000,000	-	10,000,000

CAT9 Group Inc. Unaudited Pro Forma Condensed Combined Balance Sheets as of December 31, 2015
	Chongqing Field Industrial Company Ltd	CAT9 Group Inc.	Pro Forma Adjustments	Pro Forma Combined
Assets
Current Assets:
Cash	$2	$-	$-	$2
Accounts receivables	23,825	-	-	23,825
Advances to suppliers	417,046	-	-	417,046
Inventory	2,773	-	-	2,773
Total Current Assets	443,646	-	-	443,646
Total Assets	$443,646	$-	$-	$443,646

Liabilities and Stockholders’ Equity (Deficit)

Current Liabilities:
Accounts payable	15,437	-	-	15,437
Due to a related party	9,545	15,507	-	25,052
Total Liabilities	24,982	15,507	-	40,489

Stockholders’ Equity (Deficit):
Common stock, $0.0001 par value, 100,000,000 shares authorized, 10,000,000
shares issued and outstanding	-	1,000	-	1,000
Additional paid in capital	-	17,714	(34,221)	(16,507)
Members’ capital	426,158	-		426,158
Accumulated deficit	(7,947)	(34,221)	34,221	(7,947)
Accumulated other comprehensive income	453	-	-	453
Total Stockholders’ Equity (Deficit)	418,664	(15,507)	-	403,157

Total Liabilities and Stockholders’ Equity (Deficit)	$443,646	$-	$-	$443,646

CAT9 Group Inc. Unaudited Pro Forma Condensed Combined Statements of Operations for the Year ended December 31, 2016
	Chongqing Field Industrial Company Ltd	CAT9 Group Inc.	Pro Forma Adjustments	Pro Forma Combined
Sales	$24,150	$-	$-	$51,759
Cost of goods sold	12,472	-	-	18,195
Gross Margin	11,678	-	-	33,564

Operating Expenses:
General and administrative	8,767	25,175	-	60,097
Total Operating Expenses	8,767	25,175	-	60,097

Income (loss) from operations	$2,911	$(25,175)	$-	$(26,533)

Net income (loss)	$2,911	$(25,175)	$-	$(26,346)

Basic and diluted loss per common share	$-	$(0.00)	$-	$(0.00)

Weighted average number of common shares outstanding	-	10,000,000	-	10,000,000

(d)	Exhibits.

Exhibit No.	Exhibit Description

2.1	Share Exchange Agreement dated December 27, 2016, by and among the Registrant, CAT9 Cayman Holdings,; CAT9 Investment China Limited, and Chongqing Field Industrial Company Ltd.

3.1	Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Registration Statement on Form 10 (File No. 000-55365) filed with the Securities and Exchange Commission on February 6, 2015).

3.2	Bylaws (incorporated by reference from Exhibit 3.2 to the Registration Statement on Form 10 (File No. 000-55365) filed with the Securities and Exchange Commission on February 6, 2015).

3.3	Amendment to Certificate of Incorporation (incorporated by reference from Exhibit 3.3 on Form 8-K filed with the Securities and Exchange Commission on September 1, 2015).

3.4 10.1	Certificate of Approval, Agreement of Merger Wenfa "Simon" Sun Employment Agreement
10.2	MeiHong "Sanya" Qian Employment Agreement

21.1	List of Sibsidiaries

23.2	Consent of Independent Auditor

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAT9 Group Inc.

By: /s/ Wenfa “Simon” Sun

Name: Wenfa “Simon” Sun

Title: President, Chief Executive Officer, and Chairman of the Board of Directors

By: /s/ MeiHong “Sanya” Qian

Name: MeiHong “Sanya” Qian

Title: Chief Financial Officer and Secretary

Dated: December 27, 2016

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